As filed with the Securities and Exchange Commission on July 13, 2005

                                               Registration No. 333_____________

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                     ARGYLE SECURITY ACQUISITION CORPORATION
             (Exact name of registrant as specified in its charter)

               Delaware                                  6770                                20-3101079
    (State or other jurisdiction of          (Primary Standard Industrial          (I.R.S. Employer Identification
    incorporation or organization)            Classification Code Number)                      Number)

                          200 Concord Plaza, Suite 700
                            San Antonio, Texas 78216
                                 (210) 829-8779
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

               Bob Marbut, Chairman and Co-Chief Executive Officer
                          200 Concord Plaza, Suite 700
                            San Antonio, Texas 78216
                                 (210) 829-8779
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

Kenneth S. Rose, Esq.                   Bob Marbut                        Mitchell S. Nussbaum, Esq
Morse Zelnick Rose & Lander, LLP        Argyle Security Acquisition       Loeb & Loeb LLP
405 Park Avenue, Suite 1401             Corporation                       345 Park Avenue
New York, New York 10022                P.O. Box 6305                     New York, New York 10154
(212) 838-5030                          San Antonio, TX  78209            (212) 407-4159
(212) 838-9190--Facsimile              (210) 829-8779                    (212) 407-4990--Facsimile

      Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |X|

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                      CALCULATION OF REGISTRATION FEE CHART

----------------------------------- ----------------------- ------------------- ------------------ -------------------
 Title of each Class of Security         Amount being        Proposed Maximum   Proposed Maximum       Amount of
                                                              Offering Price        Aggregate
         being registered                 Registered         Per Security (1)   Offering Price(1)   Registration Fee
----------------------------------- ----------------------- ------------------- ------------------ -------------------
Units, each consisting of one
share of Common Stock, $.0001 par
value, and one Warrant (2)             14,375,000 units           $8.00           $115,000,000         $13,535.50
----------------------------------- ----------------------- ------------------- ------------------ -------------------
Shares of Common Stock included
as part of the units (2)              14,375,000 Shares             --                   --                 --(3)
----------------------------------- ----------------------- ------------------- ------------------ -------------------
Warrants included as part of the
units (2)                            14,375,000 Warrants            --                   --                 --(3)
----------------------------------- ----------------------- ------------------- ------------------ -------------------
Shares of Common Stock underlying
the Warrants included in the
units (4)                             14,375,000 Shares           $6.00            $86,250,000         $10,151.63
----------------------------------- ----------------------- ------------------- ------------------ -------------------
Underwriter's Unit Purchase Option            1                    $100               $100                --(3)
----------------------------------- ----------------------- ------------------- ------------------ -------------------
Units underlying the
Underwriter's Unit Purchase
Option ("Underwriter's Units") (4)      625,000 units             $8.80            $5,500,000           $647.35
----------------------------------- ----------------------- ------------------- ------------------ -------------------
Shares of Common Stock included
as part of the Underwriter's
Units (4)                               625,000 Shares              --                   --                 --(3)
----------------------------------- ----------------------- ------------------- ------------------ -------------------
Warrants included as part of the
Underwriter's Units (4)                625,000 Warrants             --                   --                 --(3)
----------------------------------- ----------------------- ------------------- ------------------ -------------------
Shares of Common Stock underlying
the Warrants included in the
Underwriter's Units (4)                 625,000 Shares            $6.00            $3,750,000           $441.38
----------------------------------- ----------------------- ------------------- ------------------ -------------------
Total                                                                             $210,500,100         $24,775.86
----------------------------------- ----------------------- ------------------- ------------------ -------------------

(1)   Estimated solely for the purpose of calculating the registration fee.

(2) Includes 1,875,000 units and 1,875,000 shares of Common Stock and 1,875,000 Warrants underlying such units which may be issued on exercise of a 45-day option granted to the underwriter to cover over-allotments, if any.

(3)   No fee pursuant to Rule 457(g).

(4) Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued as a result of the anti-dilution provisions contained in the Warrants, the underwriter's Unit Purchase Option and the Warrants included in the underwriter's Units.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                             Preliminary Prospectus
                      Subject to Completion, July 13, 2005

PROSPECTUS

                                  $100,000,000
                     Argyle Security Acquisition Corporation
                                12,500,000 units

      Argyle Security Acquisition Corporation is a blank check company recently formed for the purpose of acquiring, through merger, capital stock exchange, asset acquisition or other similar business combination, one or more unidentified operating businesses. We intend to focus on identifying one or more prospective target businesses in the security industry. We do not have any specific merger, capital stock exchange, asset acquisition or other similar business combination under consideration and have not contacted any prospective target business or had any discussion with respect to such a transaction.

      This is an initial public offering of our securities. Each unit will be offered at a price of $8.00 per unit and will consist of:

      o     One share of our common stock; and

      o     One warrant.

      Each warrant entitles the holder to purchase one share of our common stock at a price of $6.00. Each warrant will become exercisable on the later of our completion of a business combination or ____, 2006 [one year from the date of this prospectus], and will expire on ____, 2010 [five years from the date of this prospectus], or earlier upon redemption.

      We have granted Rodman & Renshaw, LLC, the underwriter, a 45-day option to purchase up to 1,875,000 additional units solely to cover over-allotments, if any (over and above the 12,500,000 units referred to above). The over-allotment will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to the underwriter, for $100, as additional compensation, an option to purchase up to a total of 625,000 units at a per-unit offering price of $8.80. The units issuable upon exercise of this option are identical to those offered by this prospectus. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

      There is presently no public market for our units, common stock or warrants. We anticipate that the units will be quoted on the OTC Bulletin Board under the symbol ____ on or promptly after the date of this prospectus. The common stock and warrants comprising the units will trade separately within the first 20 trading days following the earlier to occur of the expiration of the underwriter's over-allotment option or its exercise in full, provided we have filed with the Securities and Exchange Commission a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K. Once the securities comprising the units begin separate trading, the common stock and warrants will be traded on the OTC Bulletin Board under the symbols ____ and ____, respectively. We cannot assure you, however, that any of such securities will continue to be quoted on the OTC Bulletin Board.

      Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page 7 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

--------------------------------------------- --------------------- --------------------- ---------------------

                                                                        Underwriting
                                                Public offering          discount and         Proceeds, before
                                                     price               commissions          expenses, to us
--------------------------------------------- --------------------- --------------------- ---------------------
Per unit                                      $             8.00    $             0.48    $             7.52
--------------------------------------------- --------------------- --------------------- ---------------------

Total                                         $      100,000,000    $        6,000,000    $       94,000,000
--------------------------------------------- --------------------- --------------------- ---------------------

      Of the net proceeds we receive from this offering, $90,625,000 ($7.25 per unit) will be deposited into a trust account at JPMorgan Chase NY Bank maintained by American Stock Transfer & Trust Company acting as trustee.

      We are offering the units for sale on a firm-commitment basis. Rodman & Renshaw, LLC, acting as the underwriter, expects to deliver our securities to investors in the offering on or about _____, 2005.

                              Rodman & Renshaw, LLC

                                     , 2005

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Prospectus Summary...........................................................  1
Summary Financial Data.......................................................  6
Risk Factors.................................................................  7
Use of Proceeds.............................................................. 21
Dilution .................................................................... 24
Capitalization............................................................... 25
Management's Discussion and Analysis of
  Financial Condition and Results of Operations.............................. 26
Proposed Business............................................................ 28
Management................................................................... 37
Principal Stockholders....................................................... 40
Certain Transactions......................................................... 42
Description of Securities.................................................... 43
Underwriting................................................................. 48
Legal Matters................................................................ 52
Experts  .................................................................... 52
Where You Can Find Additional Information.................................... 52
Index to Financial Statements................................................F-1

      You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

                               PROSPECTUS SUMMARY

      This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus, references to "we," "us" or "our company" refer to Argyle Security Acquisition Corporation. Unless we tell you otherwise, the information in this prospectus assumes that the underwriter will not exercise its over-allotment option and that the existing stockholders will not exercise their options.

      We are a blank check company organized under the laws of the State of Delaware on June 22, 2005. We were formed to acquire, through merger, capital stock exchange, asset acquisition or other similar business combination, one or more businesses in the security industry. To date, our efforts have been limited to organizational activities. We do not have any specific business combination under consideration, nor have we had any discussions with any target business regarding a possible business combination.

      We intend to leverage the industry experience of our executive officers by focusing our efforts on identifying prospective target businesses in the security industry. We may target businesses operating in one or more of the following segments of the security industry:

      o The development, sale or distribution of software solutions for security systems;

      o The development, manufacture, sale or distribution of components to be used in security systems;

      o     Consultation on the design of security systems;

      o The development, manufacture, construction, assembly, sale or distribution of security or surveillance systems; and

      o The development, manufacture, sale, distribution or assembly of electronic devices that restrict, deny or grant access to areas using technology such as biometrics and other coded means.

      We have not conducted any research with respect to identifying the likelihood of consummating a business combination or the specific number and characteristics of the potential target businesses within any segment of the security industry, or the likelihood or probability of success of any proposed business combination. In addition, we have not compiled a database of entities that are suitable target businesses. We cannot assure you that we will be able to locate a target business meeting the criteria described above in these segments or that we will be able to engage in a business combination with a target business on favorable terms.

      While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business or businesses with a collective fair market value of at least equal to 80% of our net assets at the time of such acquisition. As used in this prospectus, a "target business" shall include an operating business in the security industry and a "business combination" shall mean the acquisition by us of one or more target businesses. We have not, nor has anyone on our behalf, either directly or indirectly, contacted any potential target businesses or their representatives or had any discussions with respect to effecting any potential business combination with our company. Moreover, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate for us. Neither we nor any of our agents or affiliates has yet taken any measure, directly or indirectly, to locate a target business.

      Our offices are located at Argyle Security Acquisition Corporation, 200 Concord Plaza, Suite 700, San Antonio, Texas 78216, and our telephone number is
(210) 829-8779.

                                  The Offering

Securities offered:                             12,500,000  units,  at $8.00  per  unit,  each  unit
                                                consisting of:

                                                o One share of common stock; and

                                                o One warrant.

                                                The units will begin trading on or promptly after
                                                the date of this prospectus. The common stock and
                                                warrants will trade separately within the first 20
                                                trading days following the earlier to occur of the
                                                expiration of the underwriter's over-allotment
                                                option or its exercise in full; provided, however,
                                                in no event will Rodman & Renshaw LLC allow separate
                                                trading of the common stock and warrants until we
                                                file an audited balance sheet reflecting our receipt
                                                of the gross proceeds of this offering. We will file
                                                a Current Report on Form 8-K, including an audited
                                                balance sheet, upon the consummation of this
                                                offering, which is anticipated to take place three
                                                business days from the date of this prospectus. The
                                                audited balance sheet will include those proceeds we
                                                receive from the exercise of the over-allotment
                                                option if the over-allotment option is exercised
                                                prior to the filing of the Form 8-K. If the
                                                over-allotment option is exercised following the
                                                initial filing of such Form 8-K, an amended Form 8-K
                                                will be filed to provide updated financial
                                                information to reflect the exercise of the
                                                over-allotment option.

Common stock:

  Number outstanding before this offering       3,125,000 shares

  Number to be outstanding after this           15,625,000 shares, or 17,968,750 shares if the
  offering                                      underwriter's over-allotment option is exercised in
                                                full and theexisting stockholders' options to
                                                purchase up to 468,750 shares are exercised in full

Warrants:

  Number outstanding before this offering       0

  Number to be outstanding after this           12,500,000 warrants
  offering

  Exercisability                                Each warrant is exercisable for one share of common
                                                stock and may be exercised on a cashless basis.

  Exercise price                                $6.00

  Exercise period                               The warrants will become exercisable on the later
                                                of:

                                                o  The completion of a business combination with a target
                                                   business, or

                                                o  |_|, 2006 [one year from the date of this prospectus].


                                        2

                                                The warrants will expire at 5:00 p.m., New York City
                                                time, on [__], 2010 [five years from the date of
                                                this prospectus] or earlier upon redemption.

  Redemption                                    We may redeem the outstanding warrants (including
                                                any warrants issued upon exercise of Rodman &
                                                Renshaw, LLC's unit purchase option):

                                                o In whole and not in part,

                                                o At a price of $.01 per warrant at any time after the
                                                  warrants become exercisable,

                                                o Upon a minimum of 30 days' prior written notice of
                                                  redemption, and

                                                o If, and only if, the last sales price of our common
                                                  stock equals or exceeds $11.50 per share for any
                                                  20 trading days within a 30 trading day period
                                                  ending three business days before we send the notice
                                                  of redemption.

                                                We have established these criteria to provide
                                                warrant holders with a reasonable premium to the
                                                initial warrant exercise price as well as a
                                                reasonable cushion against a negative market
                                                reaction, if any, to our redemption call. If the
                                                foregoing conditions are satisfied and we call the
                                                warrants for redemption, each warrant holder shall
                                                then be entitled to exercise his, her or its warrant
                                                prior to the date scheduled for redemption, by
                                                payment of the exercise price or on a "cashless"
                                                basis in lieu of paying the cash exercise price as
                                                described in this prospectus. However, there can be
                                                no assurance that the price of the common stock will
                                                exceed the call trigger price or the warrant
                                                exercise price after the redemption call is made.

Proposed OTC Bulletin Board symbols for our:

  Units                                         |_|

  Common stock                                  |_|

  Warrants                                      |_|

Offering proceeds to be held in trust:          $90,625,000 of the proceeds of this offering ($7.25
                                                per unit) will be placed in a trust account at
                                                JPMorgan Chase NY Bank maintained by American Stock
                                                Transfer & Trust Company, pursuant to an agreement
                                                to be entered into on the date of this prospectus.
                                                These proceeds will not be released until the
                                                earlier of the completion of a business combination
                                                or our liquidation. Therefore, unless and until a
                                                business combination is consummated, the proceeds
                                                held in the trust account will not be available for
                                                our use for any expenses related to this offering or
                                                expenses which we may incur related to the
                                                investigation and selection of a target business and
                                                the negotiation of an agreement to acquire a target
                                                business. These expenses may be paid prior to a
                                                business combination only from the net proceeds of
                                                this offering not held in the trust account
                                                (initially, approximately $2,825,000 after the
                                                payment of the expenses relating to this offering).


                                        3

                                                It is possible that we could use a portion of the
                                                funds not in the trust account to make a deposit,
                                                down payment or fund a "no-shop" provision with
                                                respect to a particular proposed business
                                                combination. In the event we were ultimately
                                                required to forfeit such funds (whether as a result
                                                of our breach of the agreement relating to such
                                                payment or otherwise), we may not have a sufficient
                                                amount of working capital available outside of the
                                                trust account to pay expenses related to finding a
                                                suitable business combination without securing
                                                additional financing. If we were unable to secure
                                                additional financing, we would most likely fail to
                                                consummate a business combination in the allotted
                                                time and would be forced to liquidate.

                                                Prior to completion of a business combination, there
                                                will be no fees, reimbursements or cash payments
                                                made to our existing stockholders and/or officers
                                                and directors other than:

                                                o Repayment of $125,000 of loans with 4% interest made
                                                  by two of our existing stockholders to cover offering expenses;

                                                o Reimbursement for any expenses incident to the offering
                                                  and finding a suitable business combination.

                                                None of the warrants may be exercised until after
                                                the consummation of a business combination and,
                                                thus, after the proceeds of the trust account have
                                                been disbursed. Accordingly, the warrant exercise
                                                price will be paid directly to us and not placed in
                                                the trust account.

Stockholders must approve business              We will seek stockholder approval before we effect
combination:                                    any business combination, even if the nature of the
                                                acquisition would not ordinarily require stockholder
                                                approval under applicable state law. In connection
                                                with the vote required for any business combination,
                                                all of our existing stockholders, including all of
                                                our officers and directors, have agreed to vote the
                                                shares of common stock owned by them immediately
                                                before this offering in accordance with the majority
                                                of the shares of common stock voted by the public
                                                stockholders. The term "public stockholders" means
                                                the holders of common stock sold as part of the
                                                units in this offering or in the aftermarket,
                                                including any existing stockholders to the extent
                                                that they purchase or acquire such shares. We will
                                                proceed with a business combination only if a
                                                majority of the shares of common stock voted by the
                                                public stockholders are voted in favor of the
                                                business combination and public stockholders owning
                                                less than 20% of the shares sold in this offering
                                                exercise their redemption rights described below.
                                                Voting against the business combination alone will
                                                not result in redemption of a stockholder's shares
                                                for a pro rata share of the trust account. Such
                                                stockholder must have also exercised his, her or its
                                                redemption rights described below.

Redemption rights for stockholders              Public stockholders voting against a business combination
voting to reject a business combination:        will be entitled to redeem their stock for a pro rata share of the trust account, including any interest earned
                                                on their portion of the trust account, if the
                                                business combination is approved and completed.
                                                Public stockholders who redeem their stock for a
                                                share of the trust account will continue to have the
                                                right to exercise any warrants they may hold.


                                        4

Liquidation if no business combination:         We will dissolve and promptly distribute only to our
                                                public stockholders the amount in the trust account
                                                (including any accrued interest) plus any remaining
                                                net assets if we do not effect a business
                                                combination within 18 months after consummation of
                                                this offering (or within 24 months from the
                                                consummation of this offering if a letter of intent,
                                                agreement in principle or definitive agreement has
                                                been executed within 18 months after consummation of
                                                this offering and the business combination has not
                                                yet been consummated within such 18-month period).
                                                Our existing stockholders have agreed to waive their
                                                respective rights to participate in any liquidation
                                                distribution occurring upon our failure to
                                                consummate a business combination, but only with
                                                respect to those shares of common stock acquired by
                                                them prior to this offering. We will pay the costs
                                                of liquidation and dissolution from our remaining
                                                assets outside of the trust account.

Escrow of existing stockholders' shares:        On the date of this prospectus, all of our existing
                                                stockholders, including all of our officers and
                                                directors, will place the shares they owned before
                                                this offering into an escrow account maintained by
                                                American Stock Transfer & Trust Company, acting as
                                                escrow agent. Subject to certain limited exceptions,
                                                such as transfers to family members and trusts for
                                                estate planning purposes and upon death, these
                                                shares will not be transferable during the escrow
                                                period and will not be released from escrow until
                                                _________, 2008 [three years from the date of this
                                                prospectus] unless we were to consummate a
                                                transaction after the consummation of the initial
                                                business combination which results in all of the
                                                stockholders of the combined entity having the right
                                                to exchange their shares of common stock for cash,
                                                securities or other property.

Risks

      In making your decision on whether or not to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. Additionally, our existing stockholders' initial equity investment is below that which is required under the guidelines of the North American Securities Administrators Association, Inc. You should carefully consider these and the other risks set forth in the section entitled "Risk Factors" beginning on page 7 of this prospectus.

                             SUMMARY FINANCIAL DATA

      The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

                                                             July 11, 2005
                                                      --------------------------
                                                         Actual      As Adjusted
                                                      -----------   ------------
Balance Sheet Data:
Working capital (deficiency)                              (72,971)    93,473,615
Total assets                                              150,000     93,473,615
Total liabilities                                         126,385             --
Value of common stock which may be redeemed
  for cash
($7.25 per share)                                              --     18,115,938
Stockholders' equity                                       23,615     75,357,677

      The working capital excludes $96,586 of costs related to this offering which were paid prior to July 11, 2005. These deferred offering costs have been recorded as a long-term asset and are reclassified against stockholders' equity in the "As Adjusted" column.

      The as-adjusted information gives effect to the sale of the units we are offering, including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale.

      The working capital and total assets amounts include the $90,625,000 being held in the trust account, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, we will be dissolved, and the proceeds held in the trust account will be distributed solely to our public stockholders.

         We will not proceed with a business combination if public stockholders owning 20% or more of the shares sold in this offering vote against the business combination and exercise their redemption rights. Accordingly, we may effect a business combination if public stockholders owning up to approximately 19.99% of the shares sold in this offering exercise their redemption rights. If this were to occur, we would be required to redeem for cash up to approximately 19.99% of the 12,500,000 shares of common stock sold in this offering, or 2,498,750 shares of common stock, at an initial per-share redemption price of $7.25, without taking into account interest earned on the trust account. The actual per-share redemption price will be equal to:

      o the amount in the trust account, including all accrued interest, as of two business days prior to the proposed consummation of the business combination,

      o divided by the number of shares of common stock sold in the offering.

                                  RISK FACTORS

      An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our units.

                       Risks associated with our business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

      We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire one or more operating businesses. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until, at the earliest, after the consummation of a business combination.

If we are forced to liquidate before a business combination, our public stockholders will receive less than $8.00 per share upon distribution of the trust account and our warrants will expire worthless.

      If we are unable to complete a business combination and are forced to liquidate our assets, the per-share liquidation price will be less than $8.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Furthermore, there will be no distribution with respect to our outstanding warrants and, accordingly, the warrants will expire worthless if we liquidate before the completion of a business combination. For a more complete discussion of the effects on our stockholders if we are unable to complete a business combination, see the section below entitled "Effecting a business combination--Liquidation if no business combination."

You will not be entitled to protections normally afforded to investors of blank check companies.

      Since the net proceeds of this offering are intended to be used to complete a business combination with one or more target businesses that have not been identified, we may be deemed to be a "blank check" company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the SEC upon consummation of this offering, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to Rule 419, our units will be immediately tradable, and we have a longer period of time to complete a business combination in certain circumstances. For a more detailed comparison of our offering to offerings under Rule 419, see the section entitled "Comparison to offerings of blank check companies" below.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders will be less than $8.00 per share.

      Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have vendors, prospective target businesses or other entities we hire or do business with execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or, even if they execute such agreements, that they would be prevented from bringing claims against the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us and evaluate if such engagement would be in the best interest of our stockholders. Examples of possible instances where we may engage a third party that has refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Accordingly, the proceeds held in trust could be subject to claims which could take priority over the claims of our public stockholders and the per-share liquidation price could be less than $7.25, plus interest, due to claims of such creditors. If we are unable to complete a business combination and are forced to liquidate, our officers and directors, severally, in accordance with their respective beneficial ownership interests in us, will be personally liable under certain circumstances to ensure that the proceeds in the trust account are not reduced by the claims of various vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, we cannot assure you that they will be able to satisfy those obligations. Further, they will not be personally liable to pay debts and obligations to prospective target businesses, if a business combination is not consummated with such prospective target businesses, or for claims from any entity other than vendors. Accordingly, the proceeds held in trust could be subject to claims which could take priority over the claims of our public stockholders and the per-share liquidation price could be less than approximately $7.25, plus interest, due to claims of such creditors.

Since we have not currently selected any target business with which to complete a business combination, investors in this offering are unable to currently ascertain the merits or risks of the target business' operations.

      Since we have not yet identified a prospective target business, investors in this offering have no current basis to evaluate the possible merits or risks of the target business' operations. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. For a more complete discussion of our selection of a target business, see the section below entitled "Effecting a business combination--We have not identified a target business."

Because there are numerous companies with business plans similar to ours seeking to effectuate business combinations, it may be more difficult for us to do so.

      Since August 2003, based upon publicly available information, approximately 20 similarly structured blank check companies have completed initial public offerings, and approximately 25 others have filed registration statements for initial public offerings. Of these companies, only one company has consummated a business combination, while three other companies have announced they have entered into a definitive agreement for a business combination, but have not consummated such business combination. Accordingly, there are approximately 20 blank check companies with more than $650 million in trust, and there may be at least 25 additional blank check companies with more than $1.9 billion in trust, that are seeking to carry out a business plan similar to our business plan. While, like us, some of those companies have specific industries in which they must complete a business combination, a number of them may consummate a business combination in any industry they choose. We may, therefore, be subject to competition from these and other companies seeking to consummate a business plan similar to ours, which, as a result, would increase demand for privately-held companies to combine with companies structured similarly to ours. Further, the fact that only one of such companies has completed a business combination, and only three of such companies have entered into a definitive agreement for a business combination, may be an indication that there are only a limited number of attractive target businesses available to such entities, or that many privately-held target businesses may not be inclined to enter into business combinations with publicly held blank check companies like us. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods. If we are unable to find a suitable target business within such time periods, we will be forced to liquidate.

We may issue shares of our capital stock or debt securities to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

         Our certificate of incorporation authorizes the issuance of up to 89,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering (assuming no exercise of the underwriter's over-allotment option or the existing stockholders' options), there will be 59,625,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and the purchase option granted to Rodman & Renshaw, LLC, the underwriter) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of our common stock or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

      o May significantly reduce the equity interest of investors in this offering;

      o Will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely also result in the resignation or removal of our present officers and directors; and

      o     May adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

      o Default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;

      o Acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

      o Our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

      o Our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

For a more complete discussion of the possible structure of a business combination, see the section below entitled "Effecting a business combination--Selection of a target business and structuring of a business combination."

Our existing stockholders, including our officers and directors, control a substantial interest in us and, thus, may influence certain actions requiring a stockholder vote.

      Upon consummation of our offering, our existing stockholders (including all of our officers and directors) will collectively own 20% of our issued and outstanding shares of common stock (assuming they do not purchase units in this offering). None of our existing stockholders, executive officers and directors has indicated to us that he or it intends to purchase units in the offering. Any shares of common stock acquired by existing stockholders in the aftermarket will be considered as part of the holding of the public stockholders and will have the same rights as other public stockholders, including voting and redemption rights with respect to a potential business combination. Accordingly, they may vote on a proposed business combination with respect to shares acquired in the aftermarket any way they so choose, although it is management's intention to vote in favor of any business combination that our officers, directors and advisors present to the stockholders. We cannot assure you that our existing stockholders will not have considerable influence upon such a vote.

      Because of management's agreement with Rodman & Renshaw, LLC to make open market purchases of the warrants during the 45 days after separate trading of the common stock and warrants begins, our existing stockholders may obtain an even larger ownership block of our common stock upon exercise of the warrants which could permit them to effectively influence the outcome of all matters requiring approval by our stockholders at such time, including the election of directors and approval of significant corporate transactions, following the consummation of our initial business combination.

      Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office at least until the consummation of the business combination. If there is an annual meeting, as a consequence of our "staggered" board of directors, only a minority of the board of directors will be considered for election, and our existing stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing stockholders will continue to exert control at least until the consummation of a business combination. In addition, our existing stockholders and their affiliates and relatives are not prohibited from purchasing units in this offering or shares in the aftermarket. If they do, we cannot assure you that our existing stockholders will not have considerable influence upon the vote in connection with a business combination.

Our ability to successfully effect a business combination and to be successful afterward will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination and whom we would have only a limited ability to evaluate. It is also possible that one or more of our current officers and directors will resign upon the consummation of a business combination.

      Our ability to successfully effect a business combination will be totally dependent upon the efforts of our key personnel. The future role of our key personnel following a business combination, however, cannot presently be fully ascertained. Although we expect our executive officers to remain associated with us following a business combination, we may employ other personnel following the business combination. Moreover, our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate and agree to mutually acceptable employment terms as part of any such combination, which terms would be disclosed to stockholders in any proxy statement relating to such transaction. If we were to acquire a target business in an all-cash transaction, it would be more likely that current members of management would remain with the combined company if they chose to do so. If a business combination were structured as a merger whereby the stockholders of the target business were to control the combined company following a business combination, it may be less likely that our current management would remain with the combined company, unless it had been negotiated as part of the transaction via the acquisition agreement, an employment agreement or other arrangement. In making the determination as to whether current management should remain with us following the business combination, management will analyze the experience and skill set of the target business' management and negotiate as part of the business combination that certain members of current management remain, if it is believed to be in the best interests of the combined company post-business combination. While we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company, as well as United States securities laws, which could cause us to have to expend time and resources helping them become familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our officers and directors may allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could have a negative impact on our ability to consummate a business combination.

      Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full-time employees prior to the consummation of a business combination. Our executive officers are engaged in several other business endeavors and are not obligated to contribute any specific number of hours per week to our affairs. While it is our executive officers' intention to devote substantial business time to identifying potential target businesses and consummating a business combination, their other business affairs could require them to devote more substantial amounts of time to such affairs, thereby limiting their ability to devote time to our affairs. This could have a negative impact on our ability to consummate a business combination. For a complete discussion of the potential conflicts of interest that you should be aware of, see the section below entitled "Management--Conflicts of Interest." We cannot assure you that these conflicts will be resolved in our favor.

Our officers and directors are now, and may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

      Our officers and directors are, and may in the future become affiliated with entities, including other "blank check" companies, engaged in business activities similar to those intended to be conducted by us. Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated. Further, certain of our officers and directors are currently involved in other businesses that are similar to the business activities that we intend to conduct following a business combination. Due to these existing affiliations, they may have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us which could cause additional conflicts of interest. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete discussion of our management's business affiliations and the potential conflicts of interest that you should be aware of, see the sections below entitled "Management--Directors and Executive Officers" and "Management--Conflicts of Interest." We cannot assure you that these conflicts will be resolved in our favor.

All of our officers and directors own shares of our common stock which will not participate in liquidation distributions and, therefore, our officers and directors may have a conflict of interest in determining whether or not a particular target business is appropriate for a business combination.

      All of our officers and directors own shares of our common stock that were issued prior to this offering, but have waived their right to receive distributions with respect to those shares upon our liquidation upon our failure to complete a business combination. Additionally, our officers and directors have collectively agreed with the underwriter that they and certain of their affiliates or designees will purchase warrants in the open market following this offering. The shares and warrants owned by our officers and directors and their affiliates will be worthless if we do not consummate a business combination. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business and completing a business combination in a timely manner. Consequently, our directors' and officers' discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders' best interest.

Our existing stockholders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the available proceeds not deposited in the trust account, unless the business combination is consummated and, therefore, they may have a conflict of interest in determining whether or not a particular target business is appropriate for a business combination and in the public stockholders' best interest.

      Our existing stockholders, including all of our officers and directors, will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the available proceeds not deposited in the trust account unless the business combination is consummated. The financial interest of our officers and directors could influence their motivation in selecting a target business and, thus, there may be a conflict of interest when determining whether or not a particular business combination is in the stockholders' best interest.

Our initial business combination may be with a single target business, which may cause us to be solely dependent on a single business and a limited number of services.

      The net proceeds from this offering will provide us with approximately $93,450,000, which we may use to complete a business combination. Our initial business combination must be with a business or businesses with a collective fair market value of at least 80% of our net assets at the time of such acquisition. We may not be able to acquire more than one target business because of various factors, including possible complex accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which could include attempting to coordinate the timing of negotiations, proxy statement disclosure and closings with multiple target businesses. In addition, we would also be exposed to the risk that conditions to closings with respect to the acquisition of one or more of the target businesses would not be satisfied, bringing the fair market value of the initial business combination below the required fair market value of 80% of our net assets threshold. Accordingly, while it is possible that we may attempt to effect our initial business combination with more than one target business, we may be more inclined to choose a single target business if deciding between one target business meeting such 80% threshold and comparable multiple target business candidates collectively meeting the 80% threshold. Consequently, it is possible that, unless the purchase price consists substantially of our equity, we will have the ability to complete only the initial business combination with the proceeds of this offering. Accordingly, the prospects for our success may be:

      o     Solely dependent upon the performance of a single business, or

      o Dependent upon the development or market acceptance of a single or limited number of products or services.

In this case, we may not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination.

      We expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do, and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. In addition, we may not have enough cash available from funds outside of the trust account to make deposits or down-payments or fund a "no-shop" provision in connection with a particular business combination which may cause us to be at a competitive disadvantage in pursuing the acquisition of target businesses. Further, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction, and our obligation to redeem for cash the shares of common stock held by public stockholders in certain instances may reduce the resources available for a business combination. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

      Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, as we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds in search of a target business, or because we become obligated to redeem for cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, it is possible that we could use a portion of the funds not in the trust account to make a deposit, down payment or fund a "no-shop" provision with respect to a particular proposed business combination, although we do not have any current intention to do so. In the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to conduct due diligence and pay other expenses related to finding a suitable business combination without securing additional financing. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

                   Risks associated with the security industry

It is difficult to forecast the timing of revenues in the security industry, and it is likely that any business we acquire will have significant variation in revenues from period to period.

      It is difficult to forecast the timing of revenues in the security industry because the development period for a customized system or solution may be lengthy, customers often need a significant amount of time to evaluate products before purchasing them and, in the case of governmental customers, sales are dependent on budgetary and other bureaucratic processes. The period between initial customer contact and a purchase by a customer varies greatly, and could be a year or more. During the evaluation period, customers may defer or scale down proposed orders of products or systems for various reasons, including: (i) changes in budgets and purchasing priorities; (ii) a reduced need to upgrade existing systems; (iii) deferrals in anticipation of enhancements or new products; (iv) introduction of products by competitors; and (v) lower prices offered by competitors.

The security industry is very competitive, and we may be unable to compete successfully with respect to product or service offerings, pricing, sales, and marketing capability, or customer service.

      The security industry is very competitive. The greater financial resources of many of our competitors allow them to have a much broader range of system solutions than we will be able to offer, to have much greater sales and marketing presence and channels to market than we will be able to achieve, and to be able to cross-subsidize various of their offerings so as to allow them to be much more aggressive in pricing to the market. This could affect us in a variety of ways, including:

      o Our not being able to maintain or improve revenues and gross margins with a target business's cost structure and, therefore, its profitability could be materially and adversely affected.

      o Our being required to reduce costs, which could be detrimental to the future development of any business we acquired (for example, a reduction in research and development expenditures).

      Because of the intensely competitive markets in which a company we acquire will operate, competitors may simply execute their business plans better than we do. It is likely that the competitors of any business we acquire will have, in relation to it, longer operating histories, larger customer bases, longer standing relationships with customers, greater name recognition and significantly greater financial, technical, marketing, customer service, public relations, distribution and other resources.

If we are unable to respond to the technological, legal, financial or other changes in the security industry and changes in our customers' requirements and preferences, our business, financial condition and results of operations could be materially adversely affected.

      If we are unable, for technological, legal, financial or other reasons, to adapt in a timely manner to changing market conditions, customer needs or regulatory requirements, we could lose customers. Changes in customer requirements and preferences, the introduction of new products and services embodying new technologies, and the emergence of new industry standards and practices could render the existing products of the company we acquire obsolete. Our success will depend, in part, on our ability to:

      o     Enhance products and services;

      o Anticipate changing customer requirements by designing, developing, and launching new products and services that address the increasingly sophisticated and varied needs of customers;

      o Respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis; and

      o Respond to changing regulatory requirements in a cost effective and timely manner.

      The development of additional products and services involves significant technological and business risks and requires substantial expenditures and lead time. If we fail to introduce products with new technologies in a timely manner, or adapt our products to these new technologies, our business, financial condition and results of operations will be adversely affected. We cannot assure you that, even if we are able to introduce new products or adapt our products to new technologies, that our products would gain acceptance among our customers.

There may be defects in the products of the business that we acquire that have yet to be discovered.

      The products of any business we acquire will involve technology that performs critical functions to highly demanding standards. We may introduce a product to the market, or release new versions of an existing product that contain undetected defects or errors. We may not discover such defects, errors or other operational problems until after a product has been released and used by customers. Significant costs may be incurred to correct undetected defects, errors or other operational problems in the products, including product liability claims. In addition, defects or errors in the products may result in questions regarding the integrity of the products, which could cause adverse publicity and impair their market acceptance, resulting in lost future sales.

The market in certain segments of the security industry is still not fully developed, and, if we acquire a business operating in one of those segments, and if the market for our products does not expand as we expect after acquiring a business, our growth and/or profits will be adversely affected.

      The market in certain segments of the security industry is still emerging. If we acquire a business in one of these segments, our growth will be dependent on, among other things, the size and pace at which the markets for our products and/or services develop. If the market for our products or services decreases, remains constant or grows slower than we anticipate, we will not be able to generate the growth and/or profits that stockholders expect.

Intellectual property infringement claims are not uncommon in the security industry and, after acquiring a business, we may be involved in costly litigation that adversely affects our profitability.

      Any allegation of infringement of intellectual property against us could be time consuming and expensive to defend or resolve, result in substantial diversion of management resources, cause product shipment delays, or force us to enter into royalty or license agreements rather than dispute the merits of such an allegation. If holders of intellectual property rights initiate legal proceedings against us, we may be forced into protracted and costly litigation. We may not be successful in defending such litigation and we may not be able to procure any required royalty or license agreements on acceptable terms, or at all.

If a business we acquire does business internationally, we may face labor, political, currency and other risks.

      Any business we acquire may involve the sale of products internationally. International sales may be impacted by, among other things:

      o Regulatory limitations imposed by foreign governments and insurance industry-sponsored bodies (similar to Underwriter's Laboratories in the United States),

      o     Price increases due to fluctuations in currency exchange rates,

      o     Political, military and terrorist risks,

      o Disruptions or delays in shipments caused by customs brokers or government agencies,

      o Unexpected changes in regulatory requirements, tariffs, customs, duties and other trade barriers, and

      o Potentially adverse tax consequences resulting from changes in tax laws.

      We cannot assure you that one or more of the factors described above will not have a material adverse effect on our business, financial condition and results of operations.

If a business (or businesses) we acquire exports products to foreign countries, and we are unable to maintain required licenses, our business could be adversely affected.

      We may be required to obtain export licenses to the extent we develop or manufacture products in certain countries. We may not be successful in obtaining or maintaining the licenses and other authorizations required to export our products from applicable governmental authorities. Our failure to receive or maintain any required export license or authorization could hinder our ability to sell our products and could materially and adversely affect our business, financial condition and results of operations.

Government contracts generally contain rights and remedies which could reduce the value of such contracts, or result in losses for a business we acquire.

      Companies involved in the security industry often sell products to federal, state or local governments, as well as to foreign governments. Government contracts often contain provisions that give the governments that are party to those contracts certain rights and remedies not typically found in private commercial contracts, including provisions enabling the governments to:
(i) terminate or cancel existing contracts for convenience; (ii) in the case of the U.S. government, suspend the contracting company from doing business with a foreign government or prevent the company from selling its products in certain countries; (iii) audit and object to the company's contract-related costs and expenses, including allocated indirect costs; and (iv) change specific terms and conditions in the company's contracts, including changes that would reduce the value of its contracts. In addition, many jurisdictions have laws and regulations that deem government contracts in those jurisdictions to include these types of provisions, even if the contract itself does not contain them. If a government terminates a contract with a target business for convenience, we may not be able to recover our incurred or committed costs, any settlement expenses or profit on work completed prior to the termination. If a government terminates a contract for default, we may not recover those amounts and, in addition, we may be liable for any costs incurred by a government in procuring undelivered items and services from another source. Further, an agency within a government may share information regarding our termination with other government agencies. As a result, our on-going or prospective relationships with such other government agencies could be impaired.

If a target business has government contracts, we could be required to comply with various regulations relating to government contracts, which could prevent us from operating in the most economically efficient manner.

      A target business with which we seek a business combination may be required to comply with domestic and foreign laws and regulations relating to the formation, administration and performance of government contracts. These laws and regulations affect how such an entity does business with government agencies in various countries and may impose added costs on its business. For example, in the United States, we could be subject to the Federal Acquisition Regulations, which comprehensively regulate the formation, administration and performance of federal government contracts, and to the Truth in Negotiations Act, which requires certification and disclosure of cost and pricing data in connection with contract negotiations. We could be subject to similar regulations in foreign countries as well.

If a business we acquire engaged in improper or illegal activities, we may be subject to certain penalties and administrative actions which could impair our ability to obtain new contracts.

      If a government review or investigation uncovers improper or illegal activities by a business we acquire, we may be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeiture of profits, suspension of payments, fines and suspension or debarment from doing business with government agencies, any of which could materially and adversely affect our business, financial condition and results of operations. In addition, a government may change its procurement practices or adopt new contracting rules and regulations that could be costly to satisfy or that could impair our ability to obtain new contracts.

Governments are increasingly regulating the security industry, and such additional regulations could lead to increased operating costs for any business we acquire.

      As the communications industry continues to evolve, governments may increasingly regulate products that monitor and record voice, video and data transmissions over public communications networks. For example, certain products sold in the United States to law enforcement agencies which interface with a variety of wireline, wireless and Internet protocol networks, must comply with the technical standards established by the Federal Communications Commission pursuant to CALEA, and certain products sold in Europe must comply with the technical standards established by ETSI. The adoption of new laws or regulations governing the use of products or changes made to existing laws or regulations could cause a decline in the use of our products and could result in increased expenses for the business we acquire, particularly if we are required to modify or redesign our products to accommodate these new or changing laws or regulations.

                       Risks associated with this offering

Our existing stockholders paid an aggregate of $25,000, or approximately $0.008 per share, for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

      The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. The fact that our existing stockholders acquired their shares of common stock at a nominal price has significantly contributed to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 28.25% or $2.26 per share (the difference between the pro forma net tangible book value per share of $5.74, and the initial offering price of $8.00 per unit).

Our outstanding warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.

      In connection with this offering, as part of the units, we will be issuing warrants to purchase 12,500,000 shares of our common stock. We will also issue an option to purchase 625,000 units to the underwriter which, if exercised, would result in the issuance of an additional 625,000 warrants. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants and options may make it more difficult to effectuate a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants and options are exercised, you may experience dilution to your holdings.

Our executive officers' obligation to purchase warrants in the open market may support the market price of the warrants during the 45-day period following separation of the unit components and, accordingly, the market price of the warrants may substantially decrease upon the termination of the obligation.

      Our existing officers have agreed to purchase an aggregate of up to 1,200,000 warrants at market prices not to exceed $1.20 per warrant within the 45-day period commencing on the date separate trading of the warrants commences. Such warrant purchases made may serve to support the market price of the warrants during such 45-day period at a price above that which would prevail in the absence of such purchases by our existing stockholders. The termination of the support provided by the purchases may materially adversely affect the trading price of the warrants.

If our existing stockholders exercise their registration rights, it may have an adverse effect on the market price of our common stock, and the existence of these rights may make it more difficult to effect a business combination.

      Our existing stockholders are entitled to demand that we register the resale of their shares of common stock at any time after the date on which their shares are released from escrow, which, except in limited circumstances, will not be before three years from the date of this prospectus. If our existing stockholders exercise their registration rights with respect to all of their shares of common stock, then there would be an additional 3,125,000, shares of common stock eligible for trading in the public market (3,593,750 shares if the existing stockholders' options are exercised in full). The presence of this additional number of shares of common stock eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination, or increase the cost of the target business, since the stockholders of the target business may be discouraged from entering into a business combination with us or request a higher price for their securities as a result of these registration rights, and the potential future effect their exercise may have on the trading market for our common stock.

If you are not an institutional investor, you may purchase our securities in this offering only if you reside within certain states and may engage in resale transactions only in those states and a limited number of other jurisdictions.

      We have applied to register our securities, or have obtained or will seek to obtain an exemption from registration, in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, Maryland, New Jersey, New York, Rhode Island and Texas. If you are not an "institutional investor," you must be a resident of these jurisdictions in order to purchase our securities in the offering. Institutional Investors in every state, except Idaho and Oregon, may purchase units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. The definition of an "institutional investor" varies from state to state, but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. In order to prevent resale transactions in violation of states' securities laws, you may engage in resale transactions only in these states and in a limited number of other jurisdictions in which an applicable exemption is available or a Blue Sky application has been filed and accepted. This restriction on resale may limit your ability to resell the securities purchased in this offering and may impact the price of our securities. For a more complete discussion of the Blue Sky state securities laws and registrations affecting this offering, please see the section entitled "State Blue Sky Information" below.

There is currently no market for our securities, and a market for our securities may not develop, which could adversely affect the liquidity and price of our securities.

      There is no market for our securities. Therefore, stockholders should be aware that they cannot benefit from information about prior market history as to their decisions to invest, which means they are at further risk if they invest. In addition, the price of the securities, after the offering, can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports.

Furthermore, an active trading market for our securities may never develop or, if developed, it may not be maintained. Investors may be unable to sell their securities unless a market can be established or maintained.

We intend to have our securities quoted on the OTC Bulletin Board, which will limit the liquidity and price of our securities more than if our securities were quoted or listed on the Nasdaq Stock Market or a national exchange.

      We expect our securities to be traded in the over-the-counter market. It is anticipated that they will be quoted on the OTC Bulletin Board, a NASD-sponsored and operated inter-dealer automated quotation system for equity securities not included in the Nasdaq Stock Market. Quotation of our securities on the OTC Bulletin Board will limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national exchange. We cannot assure you, however, that such securities will be approved for quotation or continue to be authorized for quotation by the OTC Bulletin Board or any other market in the future.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements, and our activities may be restricted, which may make it difficult for us to complete a business combination.

      If we are deemed to be an investment company under the Investment Company Act of 1940, our activities may be restricted, including:

      o     Restrictions on the nature of our investments; and

      o     Restrictions on the issuance of securities,

which may make it difficult for us to complete a business combination.

      In addition, we may have imposed upon us burdensome requirements, including:

      o     Registration as an investment company;

      o     Adoption of a specific form of corporate structure; and

      o Reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may only be invested by the trustee in Treasury Bills issued by the United States with maturity dates of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940. If we were deemed to be subject to the act, compliance with these additional regulatory burdens would require additional expense that we have not allotted for.

Because we may be deemed to have no "independent" directors, actions taken and expenses incurred by our officers and directors on our behalf will generally not be subject to "independent" review.

      Each of our directors owns shares of our common stock and, although no salary or other compensation will be paid to them for services rendered prior to or in connection with a business combination, they may receive reimbursement for out-of-pocket expenses, incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses, and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction, if such reimbursement is challenged. To the extent that such expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination. Because none of our directors may be deemed "independent," we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Although we believe that all actions taken by our directors on our behalf will be in our best interests, we cannot assure you that this will be the case. If actions are taken, or expenses are incurred that are not in our best interests, it could have a material adverse effect on our business and operations, and the price of our stock held by the public stockholders.

Because our existing stockholders' initial equity investment was only $25,000, our offering may be disallowed by state administrators that follow the North American Securities Administrators Association, Inc. Statement of Policy on development stage companies.

      Pursuant to the Statement of Policy Regarding Promoter's Equity Investment promulgated by The North American Securities Administrators Association, Inc., an international organization devoted to investor protection, any state administrator may disallow an offering of a development stage company if the initial equity investment by a company's promoters does not equal a certain percentage of the aggregate public offering price. Our existing stockholders' initial investment of $25,000 is less than the required $2,610,000 minimum amount pursuant to this policy. Accordingly, a state administrator would have the discretion to disallow our offering if it wanted to. We cannot assure you that our offering would not be disallowed pursuant to this policy. Additionally, the initial equity investment made by the existing stockholders may not adequately protect investors.

Our directors may not be considered "independent" under the policies of the North American Securities Administrators Association, Inc.

      Under the policies of the North American Securities Administrators Association, Inc., an international organization devoted to investor protection, because each of our directors owns shares of our securities and may receive reimbursement for out-of-pocket expenses incurred by him in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations, state securities administrators could take the position that such individuals are not "independent." If this were the case, they would take the position that we would not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred, and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be "independent," we cannot assure you that this will actually be the case. If actions are taken, or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations, and the price of our stock held by the public stockholders.

Because one or more of our officers resides outside of the United States and, after the consummation of a business combination, a signficant portion of our assets may be located outside of the United States, it may be difficult for investors to enforce their legal rights against such individuals or such assets.

      One or more of our directors resides outside of the United States and, after the consummation of a business combination, a signficant portion of our assets may be located outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers, or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws.

Because we may acquire a company located outside of the United States, we may be subject to various risks of the foreign jurisdiction in which we ultimately operate.

         If we acquire a company that has sales or operations outside the United States, we could be exposed to risks that negatively impact our future sales or profitability following a business combination. Additionally, if the acquired company is in a developing country or a country that does not have a fully market-oriented economy, our operations may not develop in the same way, or at the same rate, as might be expected in the United States, or another country with an economy similar to the market-oriented economies of member countries which are members of the Organization for Economic Cooperation and Development, or the OECD. The OECD is an international organization helping governments through the economic, social and governance challenges of a globalized economy. The additional risks we may be exposed to if one or more of the target businesses we acquire is located outside of the United States include, but are not limited to:

      o     Tariffs and trade barriers;

      o     Regulations related to customs and import/export matters;

      o     Regulations related to product functionality;

      o Tax issues, such as tax law changes and variations in tax laws as compared to the United States;

      o     Government instability;

      o     An inadequate banking system;

      o     Currency fluctuations;

      o     Foreign exchange controls;

      o     Restrictions on the repatriation of profits or payment of dividends;

      o     Crime, strikes, riots, civil disturbances, terrorist attacks, wars;

      o     Nationalization or expropriation of property;

      o Law enforcement authorities and courts that are weak or inexperienced in commercial matters;

      o     Rapid inflation;

      o Local labor law changes and mandated increases in social welfare costs; and

      o     Deterioration of political relations with the United States.

                                 USE OF PROCEEDS

      We estimate that the net proceeds of this offering will be as set forth in the following table:

                                                                           Without
                                                                           Over-Allotment        Over-Allotment
                                                                           Option                Option Exercised
                                                                           ------------               ------------
Gross proceeds                                                             $100,000,000               $115,000,000

Offering expenses (1)
    Underwriting discount (6% of gross proceeds)                              6,000,000                  6,900,000
    Legal fees and expenses (including blue sky services and
      expenses)                                                                 275,000                    275,000
    Miscellaneous expenses                                                      163,674                    163,674
    Printing and engraving expenses                                              40,000                     40,000
    Accounting fees and expenses                                                 25,000                     25,000
    SEC registration fee                                                         24,776                     24,776
    NASD registration fee                                                        21,550                     21,550
                                                                           ------------               ------------

Net proceeds
    Held in trust                                                            90,625,000                104,725,000
    Not held in trust                                                         2,825,000                  2,825,000
                                                                           ------------               ------------

       Total net proceeds                                                  $ 93,450,000               $107,550,000
                                                                           ============               ============

Use of net proceeds not held in trust
Legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiation of a business
   combination and the preparation and filing of the related proxy
   statement                                                               $    400,000                      14.16%
Payment for office space and administrative and support services
   (approximately $10,000 per month for up to two years)                        240,000                       8.50%
Due diligence of prospective target businesses                                  500,000                      17.70%
Legal and accounting fees relating to SEC reporting obligations                 150,000                       5.31%
Working capital to cover miscellaneous expenses (including potential deposits, down payments or funding of a "no-shop" provision with respect to a particular business combination), D&O insurance and
   reserves                                                                   1,535,000                      54.33%
                                                                           ------------               ------------
Total                                                                      $  2,825,000                     100.00%
                                                                           ============               ============

(1) A portion of the offering expenses, including the SEC registration fee and NASD filing fee and approximately $57,500 of legal and accounting fees, have been paid from the funds we received from our executive officers described below. These funds will be repaid out of the proceeds of this offering not being placed in trust upon consummation of this offering.

      $90,625,000, or $104,725,000 if the underwriter's over-allotment option is exercised in full, of net proceeds will be placed in a trust account at JPMorgan Chase NY Bank maintained by American Stock Transfer & Trust Company, New York, New York, as trustee. The proceeds held in trust will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

      We intend to use the excess working capital (approximately $1,535,000) for director and officer liability insurance premiums (approximately $125,000), with the balance of $1,410,000 being held in reserve in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our existing stockholders in connection with activities on our behalf as described below. We expect that due diligence of prospective target businesses will be performed by some or all of our officers and directors and may include engaging market research firms and/or third party consultants. Our officers and directors will not receive any compensation for their due diligence of prospective target businesses, but will be reimbursed for any out-of-pocket expenses (such as travel expenses) incurred in connection with such due diligence activities. We believe that the excess working capital will be sufficient to cover the foregoing expenses and reimbursement costs.

      It is also possible that we could use a portion of such excess working capital to make a deposit, down payment or fund a "no-shop" provision with respect to a particular proposed business combination, although we do not have any current intention to do so. If we did, the amount that would be used as a down payment or to fund a "no-shop" provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. In the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to conduct due diligence and pay other expenses related to finding another suitable business combination without securing additional financing. Thus, if we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate.

      To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account, as well as any other net proceeds not expended, will be used to finance the operations of the target business.

      As of the date of this prospectus, Ron Chaimovski, our Co-Chief Executive Officer, and Argyle New Ventures, L.P., an entity controlled by Bob Marbut, our other Co-Chief Executive Officer, have advanced to us a total of $125,000, which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC and NASD registration fee, legal fees and expenses. Such loans will be payable with 4% annual interest on the earlier of June 30, 2006, or the consummation of this offering. The loans will be repaid out of the proceeds of this offering not being placed in trust.

      The net proceeds of this offering held in trust, and such proceeds which are not held in the trust account and not immediately required for the purposes set forth above, will be invested only in United States "government securities," defined as any Treasury Bills issued by the United States having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act. The interest income derived from investment of these net proceeds during this period will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.

      We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time.

      No compensation of any kind (including any finder's and/or consulting fees) will be paid to any of our existing stockholders, or any of their affiliates, for services rendered to us, prior to or in connection with, the consummation of the business combination. However, our existing stockholders will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. To the extent that such expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

      A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account) only in the event of our liquidation as a result of our failure to complete a business combination within the allotted time, or if that public stockholder were to seek to redeem such shares for cash in connection with a business combination which the public stockholder voted against and which we actually consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

                                    DILUTION

      The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be redeemed for cash), by the number of outstanding shares of our common stock.

      At July 11, 2005, our net tangible book value was a deficiency of $(72,971), or approximately $(.02) per share of common stock. After giving effect to the sale of 12,500,000 shares of common stock included in the units, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 2,498,750 shares of common stock which may be redeemed for cash) at July 11, 2005 would have been $75,357,677, or $5.74 per share, representing an immediate increase in net tangible book value of $5.76 per share to the existing stockholders and an immediate dilution of $2.26 per share, or 28.25%, to new investors not exercising their redemption rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $18,115,938 less than it otherwise would have been because, if we effect a business combination, the redemption rights to the public stockholders may result in the redemption for cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering at a per-share redemption price equal to the amount in the trust account as of the record date for the determination of stockholders entitled to vote on the business combination, inclusive of any interest, divided by the number of shares sold in this offering.

      The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price                                                                                            $  8.00
   Net tangible book value before this offering                                                      $ (.02)
   Increase attributable to new investors                                                              5.76
                                                                                                     ------

Pro forma net tangible book value
  after this offering                                                                                               5.74
                                                                                                                  ------
Dilution to new investors                                                                                         $ 2.26
                                                                                                                  ======

      The following table sets forth information with respect to our existing stockholders and the new investors:

                                                       Shares Purchased              Total Consideration
                                                  -------------------------       -------------------------    Average Price
                                                     Number        Percentage        Amount        Percentage    Per Share
                                                  ------------       ------       ------------       ------       ------
Existing stockholders                                3,125,000         20.0%      $     25,000         .025%      $ .008
New investors                                       12,500,000         80.0%      $100,000,000       99.975%      $ 8.00
                                                  ------------       ------       ------------       ------       ------
                                                    15,625,000        100.0%      $100,025,000       100.00%
                                                  ============       ======       ============       ======

      The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
    Net tangible book value before the offering                                                           $      (72,971)
    Proceeds from this offering                                                                               93,450,000
    Offering costs paid in advance and excluded from tangible book value before this offering                     96,586
    Less: Proceeds held in trust subject to redemption for cash ($x 19.99%)                                  (18,115,938)
                                                                                                          --------------
                                                                                                             $75,357,677
                                                                                                          ==============
Denominator:
    Shares of common stock outstanding prior to the offering                                                   3,125,000
    Shares of common stock included in the units offered                                                      12,500,000
    Less: Shares subject to redemption (9,375,000 x 19.99%)                                                   (2,498,750)
                                                                                                          --------------
                                                                                                              13,126,250
                                                                                                          ==============

                                 CAPITALIZATION

      The following table sets forth our capitalization at July 11, 2005 and, as adjusted to give, effect to the sale of our units and the application of the estimated net proceeds derived from the sale of our units:

                                                                                            July 11, 2005
                                                                                       Actual         As Adjusted
                                                                                    -------------    -------------
Common stock, $.0001 par value, -0- and 2,498,750 shares which are subject to
   possible redemption, shares at redemption value (1)                              $          --    $  18,115,938
                                                                                    -------------    -------------
Stockholders' equity:
    Preferred stock, $.0001 par value, 1,000,000 shares authorized; none
      issued or outstanding                                                         $          --    $          --
                                                                                    -------------    -------------
    Common stock, $.0001 par value, 100,000,000 shares authorized; 3,125,000 shares issued and outstanding; 13,126,250 shares issued and outstanding
      (excluding 2,498,750 shares subject to possible redemption), as adjusted                313            1,313
    Additional paid-in capital                                                             24,687       81,907,749
    Deficit accumulated during the development stage                                       (1,385)          (1,385)
                                                                                    -------------    -------------
       Total stockholders' equity                                                   $      23,615    $  81,907,677
                                                                                    =============    =============
       Total capitalization                                                         $      23,615    $ 100,023,615
                                                                                    =============    =============

(1) If we consummate a business combination, the redemption rights afforded to our public stockholders may result in the redemption for cash of up to approximately 19.99% of the aggregate number of shares sold in this offering at a per-share redemption price equal to the amount in the trust account, inclusive of any interest thereon, as of two business days prior to the proposed consummation of a business combination divided by the number of shares sold in this offering.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      We were formed on June 22, 2005, to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination in the security industry. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt, or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

      o     May significantly reduce the equity interest of our stockholders;

      o Could cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our present officers and directors; and

      o     May adversely affect prevailing market prices for our common stock.

      Similarly, if we issued debt securities, it could result in:

      o Default and foreclosure on our assets if our operating revenues, after a business combination, were insufficient to pay our debt obligations;

      o Acceleration of our obligations to repay the indebtedness even if we will have made all principal and interest payments when due, if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

      o Our immediate payment of all principal and accrued interest, if any, if the debt security were payable on demand; and

      o Our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

      We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

      We estimate that the net proceeds from the sale of the units, after deducting offering expenses of approximately $550,000 and underwriting discounts of approximately $6,000,000 (or $6,900,000 if the underwriter's over-allotment option is exercised in full), will be approximately $93,450,000 (or $107,550,000 if the underwriter's over-allotment option is exercised in full). Of this amount, $90,625,000, or $104,725,000 if the underwriter's over-allotment option is exercised in full, will be held in trust and the remaining approximately $2,825,000 will not be held in trust. We will use substantially all of the net proceeds of this offering to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business. We believe that, upon consummation of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate approximately $400,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of a business combination and preparation and filing of the related proxy statement, approximately $240,000 for administrative services and support payable to unaffiliated third parties (up to $10,000 per month for 24 months), $500,000 of expenses for the due diligence and investigation of a target business (or businesses), $150,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $1,535,000 for general working capital that will be used for miscellaneous expenses and reserves, including approximately $125,000 for director and officer liability insurance premiums. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us. We would only consummate such a fund raising simultaneously with the consummation of a business combination.

      As of the date of this prospectus, Mr. Chaimovski, our Co-Chief Executive Officer, and Argyle New Ventures, L.P., an entity controlled by our other Co-Chief Executive Officer, have advanced a total of $125,000 to us for payment of offering expenses on our behalf. Such loans will be payable with 4% annual interest on the earlier of June 30, 2006 or the consummation of this offering. The loans will be repaid out of the proceeds of this offering not being placed in trust.

      We have agreed to sell to Rodman & Renshaw LLC, as underwriter, for $100, an option to purchase up to a total of 625,000 units. We will account for this purchase option as a cost of raising capital and will include the instrument as equity in our financial statements.

      We have granted to our existing stockholders options, exercisable at $0.008 per share, to purchase that number of shares which will enable them to maintain their 20% ownership interest after the offering in the event the underwriter exercises the over-allotment option. We have elected to follow Accounting Principles Board Opinion No. 25 in accounting for our stock options. Under Accounting Principles Board Opinion No. 25, no compensation expense is recognized when the exercise price of our stock options equals the market price of the underlying stock on the date of grant. Using a Black-Scholes option valuation model, the per share weighted-average fair value of the Existing Stockholders' options would be $6.99, or a total of $3,276,562. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because our Existing Stockholders' options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of our employee stock options.

                                PROPOSED BUSINESS

Introduction

      We are a recently organized Delaware corporation incorporated on June 22, 2005 in order to serve as a vehicle for the acquisition of an operating business through a merger, capital stock exchange, asset acquisition or other similar business combination. We intend to leverage the industry experience of our executive officers by focusing our efforts on identifying a prospective target business (or businesses) in the security industry. We believe that businesses involved in this industry represent attractive acquisition targets for a number of reasons, including the increase in global demand for integrated security-related products and services since September 11th, the development of new technology which has the potential to expand applications and the trend towards integrated networked solutions. To date, our efforts have been limited to organizational activities. We do not have any specific business combination under consideration, nor have we had any discussions with any target business regarding a possible business combination.

      We may target businesses operating in one or more of the following segments of the security industry:

      o The development, sale or distribution of software solutions for security systems;

      o The development, manufacture, sale or distribution of components to be used in security systems;

      o     Consultation on the design of security systems;

      o The development, manufacture, construction, assembly, sale or distribution of security or surveillance systems; and

      o The development, manufacture, sale, distribution or assembly of electronic devices that restrict, deny or grant access to areas using technology such as biometrics and other coded means.

Management and board expertise

      Our management and board have extensive experience in the security industry and related deal sourcing, negotiating, and structuring of transactions.

Effecting a business combination

      General

      We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a target business that may be financially unstable or in its early stages of development or growth. We may also seek to effect a business combination with more than one target business, although this may entail the simultaneous acquisitions of several operating businesses at the same time.

      We have not identified a target business

      To date, we have not selected any target business with which to seek a business combination. None of our officers, directors, promoters or other affiliates is currently engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition or other similar business combination with us; nor have we, nor any of our agents or affiliates, been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with our company. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate. Finally, we note that there has been no diligence, discussions, negotiations and/or other similar activities undertaken, directly or indirectly, by us, our affiliates or representatives, or by any third party, with respect to a business combination transaction with us.

      Subject to the limitation that a target business or businesses have a fair market value of at least 80% of our net assets at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business (or businesses) with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

      Sources of target businesses

      We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community who are aware that we are seeking a business combination partner via public relations and marketing efforts, direct contact by management or other similar efforts, who may present solicited or unsolicited proposals. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates. While our officers and directors make no commitment as to the amount of time they will spend trying to identify or investigate potential target businesses, they believe that the various relationships they have developed over their careers, together with their direct inquiry, will generate a number of potential target businesses that will warrant further investigation. While we may pay fees or compensation to third parties for their efforts in introducing us to potential target businesses, in no event, however, will we pay any of our existing officers, directors or stockholders, or any entity with which they are affiliated any finder's fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination. In addition, none of our officers, directors or existing stockholders will receive any finder's fees, consulting fees or any similar fees from any person or entity in connection with any business combination involving us, other than any compensation or fees that may be received for any services provided following such business combination.

      Selection of a target business and structuring of a business combination

      Subject to the requirement that our initial business combination must be with a target business or businesses with a collective fair market value that is at least 80% of our net assets at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business in the security industry. We have not conducted any specific research on the security industry to date, nor have we conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates or the likelihood or probability of success of any proposed business combination. In evaluating a prospective target business, our management will conduct the necessary business, legal and accounting due diligence on such target business and will consider, among other factors, the following:

      o     Financial condition and results of operation;

      o     Growth potential;

      o Experience and skill of management and availability of additional personnel;

      o     Existing sales and marketing channels;

      o     Key customer relationships and goodwill;

      o     Capital requirements;

      o     Competitive position;

      o     Barriers to entry into the security and related industries;

      o     Stage of development of the products, processes or services;

      o Degree of current or potential market acceptance of the products, processes or services;

      o Proprietary features and degree of intellectual property or other protection of the products, processes or services;

      o     Regulatory environment of the industry; and

      o     Costs associated with effecting the business combination.

      These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors, as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management, where applicable, and inspection of facilities, as well as review of financial and other information which will be made available to us.

      The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. However, we will not pay any finder's or consulting fees to our existing stockholders, or any of their respective affiliates, for services rendered to or in connection with a business combination.

      Fair market value of target business (or businesses)

      The initial target business or businesses that we acquire must have a collective fair market value equal to at least 80% of our net assets at the time of such acquisition. The fair market value of such business (or businesses) will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine the fair market value of a target business, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that the fair market value meets the 80% of net assets threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business has sufficient fair market value.

      Possible lack of business diversification

      While we may seek to effect a business combination with more than one target business, our initial business combination must be with one or more target businesses which satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, it is likely that we will have the ability to effect only one business combination, although this may entail simultaneous acquisitions of several entities at the same time. We may not be able to acquire more than one target business because of various factors, including possible complex domestic or international accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which could include attempting to coordinate the timing of negotiations, proxy statement disclosure and other legal issues and closings with multiple target businesses. In addition, we would also be exposed to the risks that conditions to closings, with respect to the acquisition of one or more of the target businesses, would not be satisfied bringing the fair market value of the initial business combination below the required fair market value of 80% of net assets threshold. Accordingly, for an indefinite period of time, the prospects for our future viability may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries, or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

      o Subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination; and

      o Result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

Additionally, since our business combination may entail the simultaneous acquisitions of several entities at the same time and may be with different sellers, we will need to convince such sellers to agree that the purchase of their entities is contingent upon the simultaneous closings of the other acquisitions.

      Limited ability to evaluate the target business' management

      Although we expect certain of our management, particularly Messrs. Marbut and Chaimovski, to remain associated with us following a business combination, it is likely that the management of the target business (or businesses) at the time of the business combination will remain in place, and we may employ other personnel following the business combination. Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business' management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business cannot presently be stated with any certainty. Moreover, our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate and agree to mutually acceptable employment terms in connection with any such combination, which terms would be disclosed to stockholders in any proxy statement relating to such transaction. While it is possible that one or more of our directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business (or businesses).

      Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business (or businesses). We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

      Opportunity for stockholder approval of business combination

      Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such that it would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the target business (or businesses) based on United States generally accepted accounting principles.

      In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of common stock voted by the public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders, officers and directors; however, our officers and director intend to vote in favor of any business combination they present to the stockholders. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their redemption rights.

      Redemption rights

      At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder's shares of common stock redeemed for cash if the stockholder votes against the business combination and the business combination is approved and completed. The actual per-share redemption price will be equal to the amount in the trust account, inclusive of any interest (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering. Without taking into any account interest earned on the trust account, the initial per-share redemption price would be $7.25, or $0.75 less than the per-unit offering price of $8.00. An eligible stockholder may request redemption at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. If a stockholder votes against the business combination but fails to properly exercise his, her or its redemption rights, such stockholder will not have his, her or its shares of common stock redeemed for its pro rata distribution of the trust account. Any request for redemption, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to redeem their shares who elect redemption will be distributed promptly after completion of a business combination. Public stockholders who redeem their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units. We will not complete any business combination if public stockholders, owning 20% or more of the shares sold in this offering, exercise their redemption rights.

      Liquidation if no business combination

      If we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months if the extension criteria described below have been satisfied, we will be dissolved and will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them immediately prior to this offering. There will be no distribution from the trust account with respect to our warrants, which will expire worthless.

      If we are unable to consummate a business combination and expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be $7.25, or $0.75 less than the per-unit offering price of $8.00. Because the initial per-share redemption price is lower than the $8.00 per-unit offering price and may be lower than the market price of the common stock on the date of redemption, there may be a perceived disincentive on the part of public stockholders to exercise their redemption rights. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors, which could be prior to the claims of our public stockholders. Each member of our board of directors has agreed, pursuant to agreements with us and Rodman & Renshaw, LLC, that if we liquidate prior to the consummation of a business combination, they will be personally liable to pay debts and obligations to vendors that are owed money by us for services rendered or products sold to us in excess of the net proceeds of this offering not held in the trust account at that time. It is our intention that all vendors, prospective target businesses and other entities that we engage will execute agreements with us waiving any right to the monies held in the trust account. If any third party refused to execute an agreement waiving such claims, we would perform an analysis of the alternatives available to us and evaluate if such engagement would be in the best interest of our stockholders, if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that had refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver, or in cases where management does not believe it would be able to find a provider of required services willing to provide the waiver. We cannot assure you, however, that they would be able to satisfy those obligations. Further, they will not be personally liable to pay debts and obligations to prospective target businesses if a business combination is not consummated with such prospective target businesses, or for claims from any other entity other than vendors. Accordingly, we cannot assure you that the actual per-share liquidation price will not be less than $7.25, plus interest, due to claims of creditors.

      If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 18 months after the consummation of this offering, but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to do so by the expiration of the 24-month period from the consummation of this offering, we will then liquidate. Upon notice from us, the trustee of the trust account will commence liquidating the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public stockholders. We anticipate that our instruction to the trustee would be given promptly after the expiration of the applicable 18-month or 24-month period.

      Our public stockholders shall be entitled to receive funds from the trust account only in the event of our liquidation or if the stockholders seek to redeem their respective shares for cash upon a business combination which the stockholder voted against and which is actually completed by us. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust account.

Competition

      In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further:

      o Our obligation to seek stockholder approval of a business combination and to obtain the necessary financial information to be included in the proxy statement to be sent to stockholders in connection with such business combination may delay or prevent the completion of a transaction;

      o Our obligation to redeem for cash shares of common stock held by our public stockholders in certain instances may reduce the resources available to us for a business combination;

      o Our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses; and

      o The requirement to acquire one or more operating businesses that have a fair market value equal to at least 80% of our net assets at the time of the acquisition could require us to acquire several companies or closely related operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that to the extent that a target business (or businesses) is a privately held entity, our status as a well-financed public entity may give us a competitive advantage over entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

      If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

      We intend to maintain our executive offices at 200 Concord Plaza, Suite 700, San Antonio, Texas pursuant to a lease to be entered into upon completion of this offering. We expect to pay the landlord approximately $6,000 per month for this office space. In addition, we maintain a P.O. Box at P.O. Box 6305, San Antonio, Texas 78209. Two unaffiliated third parties have agreed to provide us with certain administrative, technology and secretarial services, for approximately $4,000 per month, pursuant to a letter agreement between us and each of the persons providing services to us. We consider our current office space adequate for our current operations.

Employees

      We have two officers, both of whom are also members of our board of directors. These individuals are not obligated to contribute any specific number of hours per week and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on the availability of suitable target businesses to investigate, although we expect each of them to devote an average of approximately 10 hours per week to our business. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Financial Information

      We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent accountants.

      We will not acquire a target business if audited financial statements based on United States generally accepted accounting principles cannot be obtained for such target business. Additionally, our management will provide stockholders with the foregoing financial information as part of the proxy solicitation materials sent to stockholders to assist them in assessing each specific target business we seek to acquire. Our management believes that the requirement of having available financial information for the target business may limit the pool of potential target businesses available for acquisition.

      We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2006. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

      To the knowledge of management, there is no litigation currently pending or contemplated against us or any of our officers or directors in their capacity as such.

Comparison to offerings of blank check companies

      The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriter will not exercise its over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

                                                 Terms of our offering             Terms under a Rule 419 offering
Escrow of offering proceeds              $90,625,000 of the net offering        $_____________ of the offering
                                         proceeds will be deposited into a      proceeds would be required to be
                                         trust account at JPMorgan Chase NY     deposited into either an escrow
                                         Bank maintained by American Stock      account with an insured depositary
                                         Transfer & Trust Company.              institution or in a separate bank
                                                                                account established by a broker-dealer
                                                                                in which the broker-dealer acts as
                                                                                trustee for persons having the beneficial
                                                                                interests in the account.

Investment of net proceeds               The $90,625,000 of net offering        Proceeds could be invested only in
                                         proceeds held in trust will only be    specified securities such as a money
                                         invested in U.S. "government           market fund meeting conditions of
                                         securities," defined as any Treasury   the Investment Company Act of 1940
                                         Bill issued by the United States       or in securities that are direct
                                         having a maturity of 180 days or       obligations of, or obligations
                                         less or in money market funds          guaranteed as to principal or
                                         meeting certain conditions under       interest by, the United States.
                                         Rule 2a-7 promulgated under the
                                         Investment Company Act of 1940.

Limitation on fair value or net          The initial target business or         We would be restricted from
                                         businesses that we acquire must have   acquiring a target business unless
                                         a fair market value equal to at        the fair value of such business or
                                         least 80% of our net assets at the     net assets to be acquired represent
                                         time of such acquisition.              at least 80% of the maximum offering
                                                                                proceeds.

Trading of securities issued             The units may commence trading on or   No trading of the units or the
assets of target business                promptly after the date of this        underlying common stock and warrants
                                         prospectus. The common stock and       would be permitted until the
                                         warrants comprising the units will     completion of a business
                                         begin to trade separately within 20    combination. During this period, the
                                         days following the earlier to occur    securities would be held in the
                                         of expiration of the underwriter's     escrow or trust account.
                                         over-allotment option or its
                                         exercise in full, provided we have
                                         filed with the SEC a Current Report
                                         on Form 8-K, which includes an
                                         audited balance sheet reflecting our
                                         receipt of the proceeds of this
                                         offering, including any proceeds we
                                         receive from the exercise of the
                                         over-allotment option, if such
                                         option is exercised prior to the
                                         filing of the Form 8-K.

Exercise of the warrants                 The warrants cannot be exercised       The warrants could be exercised
                                         until the later of the completion of   prior to the completion of a
                                         a business combination or one year     business combination, but securities
                                         from the date of this prospectus       received and cash paid in connection
                                         and, accordingly, will only be         with the exercise would be deposited
                                         exercised after the trust account      in the escrow or trust account.
                                         has been terminated and distributed.

Election to remain an investor           We will give our stockholders the      A prospectus containing information
                                         opportunity to vote on the business    required by the SEC would be filed
                                         combination. In connection with        as part of a post-effective
                                         seeking stockholder approval, we       amendment to the original
                                         will send each stockholder a proxy     registration statement filed in
                                         statement containing information       connection with the offering and
                                         required by the SEC. A stockholder     would be sent to each investor. Each
                                         following the procedures described     investor would be given the
                                         in this prospectus is given the        opportunity to notify the company,
                                         right to convert his, her, or its      in writing, within a period of no
                                         shares into his or her pro rata        less than 20 business days and no
                                         share of the trust account. However,   more than 45 business days from the
                                         a stockholder who does not follow      effective date of the post-effective
                                         these procedures, or a stockholder     amendment, to decide whether he or
                                         who does not take any action, would    she elects to remain a stockholder
                                         not be entitled to the return of any   of the company or require the return
                                         funds.                                 of his or her investment. If the company
                                                                                has not received the notification by
                                                                                the end of the 45th business day, funds
                                                                                and interest or dividends, if any, held
                                                                                in the trust or escrow account would automatically
                                                                                be returned to the stockholder.  Unless a
                                                                                sufficient number of investors elect to remain
                                                                                investors, all of the deposited funds in
                                                                                the escrow account must be returned to
                                                                                all investors and none of the securities
                                                                                will be issued.

Business combination deadline            A business combination must occur      If an acquisition has not been
                                         within 18 months after the             consummated within 18 months after
                                         consummation of this offering, or      the effective date of the initial
                                         within 24 months after the             registration statement, funds held
                                         consummation of this offering if a     in the trust or escrow account would
                                         letter of intent or definitive         be returned to investors.
                                         agreement relating to a prospective
                                         business combination were entered
                                         into prior to the end of the
                                         18-month period.

Release of funds                         The proceeds held in the trust         The proceeds held in the escrow
                                         account will not be released until     account would not be released until
                                         the earlier of the completion of a     the earlier of the completion of a
                                         business combination or our            business combination or the failure
                                         liquidation upon our failure to        to effect a business combination
                                         effect a business combination within   within the allotted time.
                                         the allotted time.

                                   MANAGEMENT

Directors and Executive Officers

      Our current directors and executive officers are as follows:

Name                                  Age       Position
-----------------------------------   ---       ----------------------------------------------------------
Bob Marbut                            70        Chairman of the Board and Co-Chief Executive Officer

Ron Chaimovski                        46        Vice Chairman of the Board and Co-Chief Executive Officer

John J. Smith                         57        Director

      Bob Marbut has been our Chairman of the Board and Co-Chief Executive Officer since our inception. From November 2004 to the present, Mr. Marbut has been the Executive Chairman of Electronics Line 3000 Ltd., an electronic intrusion security company, and from July 2002 to the present, he has been the Chairman and Chief Executive Officer of SecTecGLOBAL, Inc., a sales and marketing subsidiary of Electronics Line 3000 Ltd. From October 2001 to the present, Mr. Marbut has served as a Manager of Argyle Global Opportunities, LP, an investment partnership which owns a 43% interest in Electronics Line 3000 Ltd. From January 2001 to January 2003, Mr. Marbut served as the Chairman of Hearst-Argyle Television, Inc., a non-network owned television group and, from August 1997 to January 2001, served as its Chairman and Co-Chief Executive Officer. From January 1995 to August 1997, Mr. Marbut was the co-founder, Chairman and controlling partner of Argyle Television, Inc., which became a Nasdaq traded company and was merged with Hearst Broadcasting in August 1997 to form Hearst-Argyle Television, Inc. From 1993 to 1995, Mr. Marbut founded and was the Chief Executive Officer of Argyle Television, a private television group that was sold in 1995. From August 1970 through 1990, Mr. Marbut served as the President and Chief Executive Officer of Harte-Hanks Communications, Inc., and concurrently as its Chief Operating Officer from April 1973 to September 1984, and as Vice-Chairman in 1991. During the period that Mr. Marbut was CEO, Harte-Hanks developed from a family-owned newspaper company to a Fortune 500 company listed on the New York Stock Exchange that Mr. Marbut took private in 1984 in a management buyout that he led. In addition to the board of directors of Electronics Line 3000 Ltd., Mr. Marbut currently serves on the boards of directors of Hearst-Argyle Television, Tupperware Corporation and Valero Energy Corporation. He has a Masters of Business Administration degree with Distinction from Harvard University and was a registered engineer in the State of California.

      Ron Chaimovski has been our Vice Chairman of the Board and Co-Chief Executive Officer since our inception. Mr. Chaimovski has served as the Vice Chairman of Electronics Line 3000 Ltd. since May 2005 and as a partner in Argyle Global Opportunities, LP since January 2001. From October 1998 to August 2001 Mr. Chaimovski served as the Israeli Economic Minister to North America. From 1991 to 1998, Mr. Chaimovski was a partner in an Israeli law firm. Mr. Chaimovski was the co-founder of Transplan Enterprises Group, an investment group, and served as its Co-Chairman from 1993 to 1998. Mr. Chaimovski served in the Israeli Navy from 1977 to 1983 in various command roles, including those of combat officer and flotilla commander. Mr. Chaimovski is a member of the Israeli Bar. Mr. Chaimovski received an LLB from Tel Aviv University and an LLM from the University of London.

      John J. Smith has been one of our directors since our inception. He has been the Director of Security for the Bank of New York since February 2000. At the Bank of New York, Mr. Smith directs and supervises a worldwide security program that encompasses the investigation and prevention of fraud-related activities, as well as the physical protection of corporate assets, employees, customers and executives. Mr. Smith retired from the United States Secret Service in January 2000 after 24 years of service. He held a variety of positions in field offices and headquarters, culminating with his appointment as the Special Agent in Charge of the New York Field Office, the Service's largest and busiest office. During his career, Mr. Smith was assigned to the Vice Presidential Protective Division, the Presidential Protective Division and as the Special Assistant to the Treasury Secretary. He served as the security coordinator for several high profile protective venues, to include: the U.S. delegation attending the Olympic Games in Barcelona, Spain, 1992; the Presidential Inaugural activities of 1993; the dedication of the Holocaust Museum, Washington, DC, 1994; and the visit of Pope John Paul II to New York, 1995. In 1996, he supervised the protective detail assigned to Presidential Candidate Robert Dole. Mr. Smith holds bachelors and masters degrees in Criminal Justice from West Chester University in West Chester, Pennsylvania.

      Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of John J. Smith, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Bob Marbut, will expire at the second annual meeting, provided, however, that if another director is elected to the board of directors, Mr. Marbut will become a member of the third class of directors. The term of office of the third class of directors, consisting of Ron Chaimovski, will expire at the third annual meeting.

      These individuals will play a key role in identifying, evaluating, and selecting target businesses, and structuring, negotiating and consummating our business combination. None of these individuals has been a principal of or affiliated with a public company or blank check company that executed a business plan similar to our business plan and none of these individuals is currently affiliated with such an entity. However, we believe that the skills and experience of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transaction expertise should enable them to successfully identify and effect a business combination although we cannot assure you that they will, in fact, be able to do so.

Executive Compensation

      No executive officer has received any cash compensation for services rendered, and no compensation of any kind, including finder's and consulting fees, will be paid to any of our existing stockholders, including our officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Such individuals may be paid consulting, management or other fees from target businesses as a result of the business combination, with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to the stockholders. There is no limit on the amount of these out-of-pocket expenses, and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because none of our directors may be deemed to be "independent," we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

Conflicts of Interest

      Potential investors should be aware of the following potential conflicts of interest:

      o None of our officers and directors is required to commit his full time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities.

      o In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management's other affiliations, see the previous section entitled "Directors and Executive Officers."

      o Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

      o Since our directors beneficially own shares of our common stock which will be released from escrow only in certain limited situations, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, completing a business combination timely and securing the release of their stock.

      o Our officers and directors who purchase common stock in the open market will be treated in all respects as public stockholders with respect to those shares. As a result, they will be afforded the same voting and redemption rights that the public stockholders are afforded.

      In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

      o     The corporation could financially undertake the opportunity;

      o     The opportunity is within the corporation's line of business; and

      o It would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

      Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

      In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed in principle, until the earlier of a business combination, our liquidation or such time as he ceases to be an officer or director, to present to the company for its consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to any pre-existing fiduciary obligations he might have.

      Each of our directors has, or may come to have, to a certain degree, other fiduciary obligations. Messrs. Marbut and Chaimovski are officers and principal stockholders of Electronics Line 3000 Ltd., a public company traded in Germany in the intrusion segment of the security industry. To the extent that they identify business opportunities that may be suitable for any of these other companies, they will honor those fiduciary obligations. Accordingly, they may not present opportunities to us that otherwise may be attractive to us, unless these other companies and any successors to such entities has declined to accept such opportunities.

      In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock which were owned prior to this offering in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering. Any securities acquired by existing stockholders in the aftermarket will be considered to be part of the holding of public stockholders and will have the same rights as other public stockholders, including voting and redemption rights with respect to a potential business combination. Accordingly, they may vote on a proposed business combination with respect to shares acquired in the aftermarket any way they so choose. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering.

      To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our existing stockholders, unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view. Such opinion will be included in each case in our proxy soliciting materials furnished to our stockholders, and we expect that such independent banking firm will be a consenting expert.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth information regarding the beneficial ownership of our common stock as of July 11, 2005, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming no purchase of units in this offering), by:

      o Each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

      o     Each of our officers and directors; and

      o     All our officers and directors as a group.

      Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

                                                                           Approximate Percentage of
                                                        Amount and         Outstanding Common Stock
                                                        Nature of          ------------------------
                                                        Beneficial
Name and Address of Beneficial Owner (1)                Ownership        Before Offering      After Offering
-----------------------------------------------        ------------       ------------      ------------
Argyle Joint Ventures (2)                                   989,583              31.67%             6.33%

Bob Marbut (2)(3)                                           989,583              31.67%             6.33%

Ron Chaimovski (2)                                          989,583              31.67%             6.33%

John J. Smith                                               156,251               5.00%             1.00%
All directors and executive officers as a group
(three individuals)                                       3,125,000(4)          100.00%            20.00%

--------------------------------------------------------------------------------
            * less than one (1%) percent.

      (1) The business address of each of the individuals and entities is 200 Concord Plaza, Suite 700, San Antonio, Texas 78216.

      (2) Messrs. Marbut and Chaimovski have voting and dispositive power over the shares held by Argyle Joint Ventures

      (3) Represents shares held by Argyle New Ventures, L.P., a Texas limited partnership, the general partner of which is an entity owned by Mr. Marbut.

      (4) The existing stockholders have been granted an option to purchase up to 468,750 shares of common stock, at $.0008 per share, which option is exercisable only if the underwriter exercises its over-allotment option and then only to the extent necessary to maintain such stockholders' 20% ownership after the offering.

      None of our existing stockholders, officers and directors has indicated to us that he or it intends to purchase units in the offering. However, Messrs. Marbut and Chaimovski, or their designee, have agreed to make open market purchases of up to an aggregate of 1,200,000 warrants within 45 days after separate trading of the warrants begins so long as the price of such warrants does not exceed $1.20. Assuming these securities are not purchased, immediately after this offering, our existing stockholders, which include all of our officers and directors, collectively, will beneficially own 20% of the then issued and outstanding shares of our common stock. Because of this ownership block, these stockholders may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

      In addition, if we take advantage of increasing the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain the existing stockholders' collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of the offering.

      All of the shares of our common stock outstanding prior to the date of this prospectus will be placed in escrow with American Stock Transfer & Trust Company, as escrow agent, until the earliest of:

      o     Three years following the date of this prospectus;

      o     Our liquidation; or

      o The consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

      During the escrow period, the holders of these shares will not be able to sell or transfer their securities except to their spouses and children or trusts established for their benefit or otherwise as provided in the stock escrow agreement, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of this prospectus.

      Bob Marbut and Ron Chaimovski have agreed with Rodman & Renshaw, LLC, that after this offering is completed and within the first 45 days after separate trading of the warrants has commenced, they or certain of their affiliates or designees will collectively purchase up to 1,200,000 warrants in the public marketplace at prices not to exceed $1.20 per warrant. They have further agreed that any warrants purchased by them, or their respective affiliates or designees, will not be sold or transferred until the completion of a business combination. The warrants will trade separately on the 20th day after the earlier to occur of expiration of the underwriter's over-allotment option or its exercise in full, provided that in no event may any of the common stock and warrants be traded separately until we have filed a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option if such option is exercised prior to our filing of the Form 8-K.

      Messrs. Marbut and Chaimovski are deemed to be our "promoters," as this term is defined under the Federal securities laws.

                              CERTAIN TRANSACTIONS

      On June 23, 2005, we issued an aggregate of 3,125,000 shares of our common stock to the individuals and entities set forth below for $25,000 in cash, at a purchase price of $0.008 per share, as follows:

Name                             Number of Shares                        Relationship to Us
-------------------------        ----------------         ---------------------------------------------------------
Argyle Joint Ventures                  989,583            The general partner is an entity controlled by Bob Marbut
                                                          and Ron Chaimovski, our Co-Chief Executive Officers

Bob Marbut                             989,583            These shares are owned by Argyle New Ventures, L.P.,
                                                          whose general partner is owned by Mr. Marbut, our
                                                          Chairman and Co-Chief Executive Officer

Ron Chaimovski                         989,583            Vice Chairman and Co-Chief Executive Officer

John J. Smith                          156,251            Director


      On July 6, 2005, we issued the aforementioned stockholders options to purchase such additional number of shares as would be necessary to maintain their percentage ownership in us after the offering in the event the underwriter exercises the over-allotment option. Such options are exercisable at $0.008 per share only if and only to the extent that the over-allotment option is exercised.

      In addition, if we take advantage of increasing the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain the existing stockholders' collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of the offering.

      The holders of the majority of these shares will be entitled to make up to two demands that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares may elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow, which, except in limited circumstances, is not before three years from the date of this prospectus. In addition, these stockholders have certain "piggy-back" registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

      On June 23 and July 6, 2005, Mr. Chaimovski and Argyle New Ventures, L.P., an entity controlled by Mr. Marbut, advanced a total of $125,000 to us to cover expenses related to this offering. Such loans will be payable with 4% annual interest on the earlier of June 30, 2006 or the consummation of this offering. We intend to repay these loans from the proceeds of this offering not being placed in trust.

      We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

      Other than reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of our existing stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination.

      All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties, and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our uninterested "independent" directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. Moreover, it is our intention to obtain estimates from unaffiliated third parties for similar goods or services to ascertain whether or not such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from such unaffiliated third parties. If a transaction with an affiliated third party were found to be on terms less favorable to us than with an unaffiliated third party, we would not engage in such transaction.

                            DESCRIPTION OF SECURITIES

General

      We are authorized to issue 89,000,000 shares of common stock, par value $.0001, and 1,000,000 shares of preferred stock, par value $.0001. As of the date of this prospectus, 3,125,000 shares of common stock are outstanding, held by four holders of record. No shares of preferred stock are currently outstanding. An additional 468,750 shares are subject to outstanding options, which are exercisable only if the underwriter exercises the over-allotment option.

Units

      Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants will begin to trade separately on the 20th trading day after the earlier to occur of the expiration of the underwriter's over-allotment option or its exercise in full, provided that in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering. The audited balance sheet will reflect the proceeds that we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K.

Common stock

      Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders, officers and directors. Additionally, our existing stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

      We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their redemption rights discussed below.

      Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

      If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest, and any net assets remaining available for distribution to them after payment of liabilities. Our existing stockholders have agreed to waive their rights to share in any distribution with respect to common stock owned by them prior to the offering if we are forced to liquidate.

      Our stockholders have no redemption, preemptive or other subscription rights, and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock redeemed for cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who redeem their stock into their share of the trust account still have the right to exercise the unsold warrants that they received as part of the units.

Preferred stock

      Our certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

      No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $6.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

      o     The completion of a business combination; or

      o     One year from the date of this prospectus.

      The warrants will expire five years from the date of this prospectus at 5:00 p.m., New York City time.

      The warrants will trade separately on the 20th trading day after the earlier to occur of expiration of the underwriter's over-allotment option or its exercise in full. In no event may the common stock and warrants be traded separately until we have filed a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option if such option is exercised prior to our filing of the Form 8-K.

         We may call the warrants for redemption (including any warrants issued upon exercise of our unit purchase option),

      o     In whole and not in part,

      o At a price of $.01 per warrant at any time after the warrants become exercisable,

      o Upon not less than 30 days' prior written notice of redemption to each warrant holder, and

      o If, and only if, the reported last sale price of the common stock equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

      We have established these criteria to provide warrant holders with a reasonable premium to the initial warrant exercise price, as well as a reasonable cushion against a negative market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his, her or its warrant prior to the date scheduled for redemption either by payment of the exercise price in cash or on a "cashless basis;" however, there can be no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made. Exercises on a cashless basis enable the holder to convert the value in the warrant (the fair market value of the common stock minus the exercise price of the warrant) into shares of common stock. We will establish the "value" to be converted into shares of our common stock upon exercise of the warrants on a cashless basis and provide such information in the notice of redemption. The "value" will be determined using the average reported last sale price of the common stock for the 10 trading days ending on the third business day prior to the notice of redemption to warrant holders.

      The warrants will be issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

      The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

      The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

      No warrants will be exercisable unless, at the time of exercise, a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited, if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

      No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Purchase Option

      We have agreed to sell to the underwriter an option to purchase up to a total of 625,000 units at a per-unit price of $8.80. The units issuable upon exercise of this option are identical to those offered by this prospectus. For a more complete description of the purchase option, including the dates when it is exercisable, see the section below entitled "Underwriting--Purchase Option."

Dividends

      We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

      The transfer agent for our securities and warrant agent for our warrants is American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038.

Shares Eligible for Future Sale

      Immediately after this offering, we will have 15,625,000 shares of common stock outstanding, or 17,970,750 shares if the underwriter's over-allotment option is exercised in full. Of these shares, the 12,500,000 shares sold in this offering, or 14,375,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 3,125,000 shares (3,593,750 shares if the existing stockholders' options are exercised in full) are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those shares will be eligible for sale under Rule 144 prior to June 23, 2006. Notwithstanding this, all of those shares have been placed in escrow and will not be transferable for a period of three years from the date of this prospectus, subject to certain limited exceptions, such as transfers to family members and trusts for estate planning purposes and upon death, while in each case remaining subject to the escrow agreement, and will only be released prior to that date if we are forced to liquidate, in which case the shares would be destroyed, or if we were to consummate a transaction after the consummation of a business combination which results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property.

      Rule 144

         In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

      o 1% of the number of shares of common stock then outstanding, which will equal 156,250 shares immediately after this offering (or 179,750 shares, if the underwriter's exercise their over-allotment option); and

      o The average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

      Sales under Rule 144 also require compliance with the manner of sale provisions and notice requirements and upon the availability of current public information about us.

      Rule 144(k)

      Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell his, her or its shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

      SEC Position on Rule 144 Sales

      The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an "underwriter" under the Securities Act when reselling the securities of a blank check company. Accordingly, Rule 144 may not be available for the resale of those securities despite technical compliance with the requirements of Rule 144, in which event the resale transactions would need to be made through a registered offering.

      Registration Rights

      The holders of our 3,125,000 issued and outstanding shares of common stock on the date of this prospectus will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these shares are entitled to make up to two demands that we register these shares. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain "piggy-back" registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

                                  UNDERWRITING

      In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to Rodman & Renshaw, LLC, on a firm commitment basis, 12,500,000 units. A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

State Blue Sky Information

      We will offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, Maryland, New Jersey, New York, Rhode Island and Texas. In New York, we have relied on our exemption from the state registration requirements for transactions between an issuer and an underwriter involving a firm-commitment underwritten offering. In the other states, we have relied on an exemption or we have applied to have the units registered for sale and will not sell the units in these states until such registration is effective (including in Colorado, pursuant to 11-51-302(6) of the Colorado Revised Statutes).

      If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. Institutional investors in every state except in Idaho and Oregon may purchase the units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. The definition of an "institutional investor" varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

      Under the National Securities Markets Improvement Act of 1996, the resale by stockholders of the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable are exempt from state registration requirements because we will file periodic and annual reports under the Securities Exchange Act of 1934. However, states are permitted to require notice filings and collect fees with regard to these transactions and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. As of the date of this prospectus, the following states do not presently require any notice filings or fee payments and permit the resale by stockholders of the units, and the common stock and warrants comprising the units, once they become separately transferable:

      o Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Massachusetts, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, South Dakota, Utah, Virginia, Washington, West Virginia, Wisconsin and Wyoming.

         Additionally, the following states permit the resale of the units, and the common stock and warrants comprising the units, once they become separately transferable, if the proper notice filings have been made and fees paid:

      o The District of Columbia, Illinois, Maryland, Michigan, Montana, New Hampshire, North Dakota, Ohio, Oregon, Rhode Island, South Carolina, Tennessee, Texas and Vermont.

      As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee. Additionally, if any of these states that has not yet adopted a statute, rule or regulation relating to the National Securities Markets Improvement Act adopts such a statute, rule or regulation in the future requiring a filing or fee or if any state amends its existing statutes with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale in those jurisdictions.

      We believe that the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, will be eligible for sale on a secondary market basis in each of the following states, without any notice filings or fee payments, based upon the availability of another applicable exemption from the state's registration requirements:

      o     Immediately in the District of Columbia, Illinois and Maryland; and

      o     Commencing 90 days after the date of this prospectus in Rhode
            Island.

Pricing of Securities

      We have been advised by the underwriter that it proposes to offer the units to the public at the initial offering price set forth on the cover page of this prospectus. The underwriter may allow some dealers concessions not in excess of $ per unit and the dealers may reallow a concession not in excess of $ per unit to other dealers.

      Prior to this offering, there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriter. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

      o The history and prospects of companies whose principal business is the acquisition of other companies;

      o     Prior offerings of those companies;

      o Our prospects for acquiring an operating business at attractive values;

      o     Our capital structure;

      o An assessment of our management and their experience in identifying operating companies;

      o General conditions of the securities markets at the time of the offering; and

      o     Other factors as were deemed relevant.

      However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriter is unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

      We have also granted to the underwriter an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 1,875,000 additional units for the sole purpose of covering over-allotments, if any. The over- allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The underwriter may exercise that option if the underwriter sells more units than the total number set forth above.

Commissions and Discounts

      The following table shows the public offering price, underwriting discount to be paid by us to the underwriter and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the underwriter of its over-allotment option.

                                    Per unit       Without option        With option
                                   ---------        ------------        ------------
Public offering price              $    8.00        $100,000,000        $115,000,000
Discount                           $    0.48        $  6,000,000        $  6,900,000
Proceeds before expenses(2)        $    7.52        $ 94,000,000        $108,100,000


      (1)   The offering expenses are estimated to be approximately $550,000.

Warrant Solicitation Fee

         We have engaged Rodman & Renshaw, LLC, the underwriter, on a non-exclusive basis, as our agent for the solicitation of the exercise of the warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the SEC, we have agreed to pay the underwriter for bona fide services rendered a commission equal to 5% of the exercise price for each warrant exercised more than one year after the date of this prospectus for cash or, if a warrant is exercised by cashless exercise, either .05 shares of common stock for each share issued or 5% of the value of each share issued (the method of payment to be at our discretion), in either case only if the exercise had been solicited by the underwriter. In addition to soliciting, either orally or in writing, the exercise of the warrants, the underwriter's services may also include disseminating information, either orally or in writing, to warrant holders about us or the market for our securities, and assisting in the processing of the exercise of the warrants. No compensation will be paid to the underwriter upon the exercise of the warrants if:

      o The market price of the underlying shares of common stock is lower than the exercise price;

      o The holder of the warrants has not confirmed in writing that the underwriter solicited the exercise;

      o     The warrants are held in a discretionary account;

      o     The warrants are exercised in an unsolicited transaction; or

      o The arrangement to pay the commission is not disclosed in the prospectus provided to warrant holders at the time of exercise.

Purchase Option

      We have agreed to sell to the underwriter, for $100, an option to purchase up to a total of 625,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus. This option is exercisable at $8.80 per unit, commencing on the later of the consummation of a business combination and one year from the date of this prospectus, and expiring five years from the date of this prospectus. The option and the 625,000 units, the 625,000 shares of common stock and the 625,000 warrants underlying such units, and the 625,000 shares of common stock underlying such warrants, have been deemed to be compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of this prospectus. However, the option may be transferred to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the option grants to holders demand and "piggy back" rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances, including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

Regulatory Restrictions on Purchase of Securities

      Rules of the SEC may limit the ability of the underwriter to bid for or purchase our securities before the distribution of the securities is completed. However, the underwriter may engage in the following activities in accordance with the rules:

      o Stabilizing Transactions. The underwriter may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities, so long as stabilizing bids do not exceed the maximum price specified in Regulation M of the SEC, which generally requires, among other things, that no stabilizing bid shall be initiated at or increased to a price higher than the lower of the offering price or the highest independent bid for the security on the principal trading market for the security.

      o Over-Allotments. The underwriter may create a short position in our securities by selling more of our securities than are set forth on the cover page of this prospectus. If the underwriter creates a short position during the offering, the underwriter may elect to reduce any short position by exercising all or part of the over-allotment option.

      Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of the securities if it discourages resales of the securities.

      Neither we nor the underwriter makes any representation or prediction as to the effect that the transactions described above may have on the prices of the securities. These transactions may occur on the OTC Bulletin Board, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Terms

      We have granted the underwriter the right to have its designee present at all meetings of our board of directors for the earlier of two years from the date of this prospectus or the date a business combination is consummated. The designee will be entitled to the same notices and communications sent by us to our directors and to attend directors' meetings, but will not have voting rights. The underwriter has not named a designee as of the date of this prospectus.

      Although we are not under any contractual obligation to engage the underwriter to provide any services for us after this offering, and have no present intent to do so, the underwriter may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If the underwriter provides services to us after this offering, we may pay the underwriter fair and reasonable fees that would be determined at that time in an arm's length negotiations.

Indemnification

      We have agreed to indemnify the underwriter against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in this respect.

                                  LEGAL MATTERS

      The validity of the securities offered in this prospectus are being passed upon for us by Loeb & Loeb LLP, New York, New York. Morse Zelnick Rose & Lander, LLP, New York, New York, is acting as counsel for the underwriter in this offering.

                                     EXPERTS

      The financial statements included in this prospectus and in the registration statement have been audited by Goldstein Golub Kessler LLP, independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of Goldstein Golub Kessler LLP are included in reliance upon their report given upon the authority of Goldstein Golub Kessler LLP as experts in auditing and accounting.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

      We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

                     ARGYLE SECURITY ACQUISITION CORPORATION
                    (a corporation in the development stage)

                              FINANCIAL STATEMENTS
                                       AND
               REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
                                  JULY 11, 2005

                     ARGYLE SECURITY ACQUISITION CORPORATION
                    (a corporation in the development stage)

                                    CONTENTS

Report of Independent Registered Public Accounting Firm                     F-3

Financial Statements

     Balance Sheet                                                          F-4

     Statement of Operations                                                F-5

     Statement of Stockholders' Equity                                      F-6

     Statement of Cash Flows                                                F-7

     Notes to Financial Statements                                      F-8-F-10

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Argyle Security Acquisition Corporation

      We have audited the accompanying balance sheet of Argyle Security Acquisition Corporation (a corporation in the development stage) as of July 11, 2005, and the related statement of operations, stockholders' equity, and cash flows for the period from June 22, 2005 (inception) to July 11, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Argyle Security Acquisition Corporation as of July 11, 2005, and the results of its operations and its cash flows for the period from June 22, 2005 (inception) to July 11, 2005, in conformity with United States generally accepted accounting principles.


/s/ Goldstein Golub Kessler LLP
-------------------------------

New York, New York
July 12, 2005

                     ARGYLE SECURITY ACQUISITION CORPORATION
                    (a corporation in the development stage)

                                  BALANCE SHEET

                                                                                          July 11, 2005
                                                                                           ------------
                                     ASSETS
Current asset, cash                                                                        $     53,414

Other assets, deferred offering costs                                                            96,586
                                                                                           ------------
        Total assets                                                                       $    150,000
                                                                                           ============
                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
    Accrued expenses                                                                       $      1,385
    Notes payable, stockholders                                                                 125,000
                                                                                           ------------
       Total current liabilities                                                                126,385
                                                                                           ============
Commitments and contingencies

Stockholders' equity
    Preferred stock, $.0001 par value, authorized 1,000,000 shares; none issued                      --
    Common stock, $.0001 par value, authorized 89,000,000 shares; issued and outstanding
    3,125,000 shares                                                                                313
    Paid-in capital in excess of par                                                             24,687
    Deficit accumulated during the development stage                                             (1,385)
                                                                                           ------------
       Total stockholders' equity                                                          $     23,615
                                                                                           ------------
       Total liabilities and stockholders' equity                                          $    150,000
                                                                                           ============

                 See accompanying notes to financial statements.

                     ARGYLE SECURITY ACQUISITION CORPORATION
                    (a corporation in the development stage)

                             STATEMENT OF OPERATIONS

                                                           For the period from
                                                              June 22, 2005
                                                              (inception) to
                                                              July 11, 2005
                                                             -------------
Formation and operating costs                                $       1,385
                                                             -------------
Net loss                                                     $       1,385
                                                             -------------
Weighted average shares outstanding (basic and diluted)          3,125,000
                                                             -------------
Net loss per share (basic and diluted)                       $       (0.00)
                                                             =============

                 See accompanying notes to financial statements.

              ARGYLE SECURITY ACQUISITION CORPORATION INTERNATIONAL
                    (a corporation in the development stage)

                        STATEMENT OF STOCKHOLDERS' EQUITY

                                      For the period from June 22, 2005 (inception) to July 11, 2005
                                 --------------------------------------------------------------------------
                                          Common Stock                        Deficit Accumulated
                                 --------------------------    Paid-in Capital     During the       Stockholders'
                                     Shares        Amount    in Excess of Par   Development Stage      Equity
                                 -----------    -----------    -----------       ---------------    -----------
Common shares issued,
   June 23, 2005 at $.01           3,125,000    $       313    $    24,687                          $    25,000

Net loss                                                                         $        (1,385)   $    (1,385)
                                   ---------    -----------    -----------       ---------------    -----------
Balances, at
   July 11, 2005                   3,125,000    $       313    $    24,687       $        (1,385)   $    23,615
                                   =========    ===========    ===========       ===============    ============


                 See accompanying notes to financial statements.

                     ARGYLE SECURITY ACQUISITION CORPORATION
                    (a corporation in the development stage)

                             STATEMENT OF CASH FLOWS

                                                            For the period from
                                                              June 22, 2005
                                                              (inception) to
                                                              July 11, 2005
                                                             ---------------
Cash flows from operating activities
    Net loss                                                          (1,385)
Adjustments to reconcile net loss to net cash provided
  by operating activities:
    Changes in:
        Accrued expenses                                               1,385
                                                             ---------------
        Net cash provided by operating activities                          0
                                                             ---------------

Cash flows from financing activities
    Proceeds from notes payable, stockholders                        125,000
    Proceeds from sale of common stock                                25,000
    Payments made for deferred offering costs                        (96,586)
                                                             ---------------

Net cash provided by financing activities                             53,414
                                                             ---------------

Net increase in cash                                                  53,414
                                                             ---------------
Cash, beginning of period                                                  0
                                                             ---------------
Cash, end of period                                                   53,414
                                                             ===============

                 See accompanying notes to financial statements.

                     ARGYLE SECURITY ACQUISITION CORPORATION
                    (a corporation in the development stage)

                          NOTES TO FINANCIAL STATEMENTS

1. Organization, proposed business operations and summary of significant accounting policies

Nature of Operations

      Argyle Security Acquisition Corporation (the "Company") was incorporated in Delaware on June 22, 2005 as a blank check company formed to acquire, through merger, capital stock exchange, asset acquisition or other similar business combination, one or more businesses in the security industry.

      At July 11, 2005, the Company had not yet commenced any operations. All activity through July 11, 2005 relates to the Company's formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year-end.

      The Company's ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering ("Proposed Offering") which is discussed in Note 2. The Company's management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of this Proposed Offering are intended to be generally applied toward consummating a business combination with an operating company. As used herein, a "target business" shall include an operating business in the security industry and a "business combination" shall mean the acquisition by the Company of one or more of such a target businesses.

      Upon the closing of the Proposed Offering, $90,625,000, or 90.6%, of the proceeds of this offering ($7.25 per unit) will be placed in a trust account at JP Morgan Chase NY Bank maintained by American Stock Transfer & Trust Company and invested until the earlier of (i) the consummation of the Company's first business combination or (ii) the liquidation of the Company. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

      The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that stockholders owning 20% or more of the outstanding stock excluding for this purpose, those persons who were stockholders prior to the Proposed Offering, vote against the business combination, the business combination will not be consummated. All of the Company's stockholders prior to the Proposed Offering, including all of the officers and directors of the Company ("Existing Stockholders"), have agreed to vote their 3,125,000 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company ("Public Stockholders") with respect to any business combination. After consummation of the Company's first business combination, all of these voting safeguards will no longer be applicable.

      With respect to the first business combination which is approved and consummated, any Public Stockholder who voted against the business combination may demand that the Company redeem his, her or its shares. The per share redemption price will equal the amount in the Trust Account as of the record date for determination of stockholders entitled to vote on the business combination divided by the number of shares of common stock held by Public Stockholders at the consummation of the Proposed Offering. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek redemption of their shares in the event of a business combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Existing Stockholders.

      The Company's Certificate of Incorporation provides for mandatory liquidation of the Company, without stockholder approval, in the event that the Company does not consummate a business combination within 18 months from the date of the consummation of the Proposed Offering, or 24 months from the consummation of the Proposed Offering if certain extension criteria have been satisfied. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units (as defined below) to be offered in the Proposed Offering discussed in Note 2.)

Income Taxes

      The Company recorded a deferred income tax asset of approximately $471 for the tax effect of net operating loss carryforwards and temporary differences, aggregating $1,385. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at July 11, 2005

      The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

Recently issued accounting pronouncements

      In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123 (revised 2004), "Share based payment" ("SFAS 123(R)"). SFAS 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. The new standard allows for two transition alternatives, either the modified-prospective method or the modified-retrospective method. The Company has not completed its evaluation of SFAS 123(R) and therefore has not selected a transition method or determined the impact that adopting SFAS 123(R) will have on its results of operations. On April 14, 2005, the Securities and Exchange Commission announced that the effective date of SFAS 123R will be suspended until January 1, 2006, for calendar year companies. The Company anticipates adopting the prospective method of SFAS 123R in the first quarter of fiscal 2006 but it has not yet determined the financial statement impact of adopting SFAS 123R.

      Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

Loss Per Common Share

      Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period.

Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

2.    Proposed Public Offering

      The Proposed Offering calls for the Company to offer for public sale up to 12,500,000 units ("Units") at a maximum price of $8.00 per Unit. Each unit consists of one share of the Company's common stock, $.0001 par value, and one Redeemable Common Stock Purchase Warrant ("Warrant"). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing the later of the completion of a business combination with a target business or one year from the effective date of the Proposed Offering and expiring five years from the date of the prospectus. An additional 1,875,000 units may be issued on exercise of a 45-day option granted to the underwriter to cover any over-allotments. The Warrants will be redeemable at a price of $.01 per Warrant upon 30 days notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given.

3.    Deferred Offering Costs

      Deferred offering costs consist principally of accounting fees, legal fees and other fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the receipt of the capital raised.

4.    Notes Payable, Stockholders

      The Company issued unsecured promissory notes to certain stockholders of the Company totaling $125,000 on June 23 and July 6, 2005. The Notes bear interest at the rate of 4% per annum and are payable on the earlier of June 30, 2006 or the consummation of the Proposed Offering. Due to the short-term nature of the Notes, the fair value of the Notes approximate their carrying value.

5.    Commitments and contingencies

      The Company has granted to its Existing Stockholders options, exercisable at $0.008 per share, to purchase that number of shares which will enable them to maintain their 20% ownership interest after the offering in the event the underwriter exercises the over-allotment option.

     We have elected to follow Accounting Principles Board Opinion No. 25 in accounting for our stock options. Under Accounting Principles Board Opinion No. 25, no compensation expense is recognized when the exercise price of our stock options equals the market price of the underlying stock on the date of grant. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following assumptions for: weighted-average volatility factor of 0.10; no expected dividend payments; weighted-average risk-free interest rates in effect of 5.0%; and a weighted-average expected life of 0.13 years. Based upon the above methodology, the per share weighted-average fair value of the Existing Stockholders' options would be $6.99, or a total of $3,276,562.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because our Existing Stockholders' options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of our employee stock options.

      Certain stockholders have agreed that after this offering is completed and within the first 45 days after separate trading of the warrants has commenced, they or certain of their affiliates or designees will collectively purchase up to 1,200,000 warrants in the public marketplace at prices not to exceed $1.20 per warrant. They have further agreed that any warrants purchased by them, or their affiliates or designees will not be sold or transferred until the completion of a business combination.

      The Company has agreed to sell to the underwriter, for $100, an option to purchase up to a total of 625,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus. This option is exercisable at $8.80 per unit commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring five years from the date of this prospectus. The option and the 625,000 units, the 625,000 shares of common stock and the 625,000 warrants underlying such units, and the 625,000 shares of common stock underlying such warrants, have been deemed compensation by the National Association of Securities Dealers ("NASD") and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of this prospectus. However, the option may be transferred to any underwriter and selected dealer participating in the offering and their bona fide officers or partners.

         The Company has engaged the underwriter, on a non-exclusive basis, as its agent for the solicitation of the exercise of the warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the Securities and Exchange Commission, the Company has agreed to pay the underwriter for bona fide services rendered a commission equal to 5% of the exercise price for each warrant exercised more than one year after the date of this prospectus if the exercise was solicited by the underwriter. In addition to soliciting, either orally or in writing, the exercise of the warrants, the underwriter's services may also include disseminating information, either orally or in writing, to warrant holders about the Company or the market for the Company's securities, and assisting in the processing of the exercise of the warrants. No compensation will be paid to the underwriter upon the exercise of the warrants if:

      o The market price of the underlying shares of common stock is lower than the exercise price;

      o The holder of the warrants has not confirmed in writing that the underwriter solicited the exercise;

      o     The warrants are held in a discretionary account;

      o     The warrants are exercised in an unsolicited transaction; or

      o The arrangement to pay the commission is not disclosed in the prospectus provided to warrant holders at the time of exercise.

6.    Preferred Stock

      The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences, as may be determined from time to time by the Board of Directors.

================================================================================

      Until , 2005, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

      No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

                                  $100,000,000

                    Argyle Security Acquisition Corporation

                                12,500,000 Units


PROSPECTUS


                              Rodman & Renshaw, LLC

                                     , 2005

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

      The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions and the underwriter's non-accountable expense allowance) will be as follows:

Initial Trustees' fee                                              $    1,000(1)
SEC Registration Fee                                                   24,776
NASD filing fee                                                        21,550
Accounting fees and expenses                                           25,000
Printing and engraving expenses                                        40,000
Legal fees and expenses                                               250,000
Blue sky services and expenses                                         25,000
Miscellaneous                                                         162,674(2)
                                                                   ----------
    Total                                                          $  550,000

      (1) In addition to the initial acceptance fee that is charged by American Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to American Stock Transfer & Trust Company annual fees of $3,000 for acting as trustee, $4,800 for acting as transfer agent of the registrant's common stock, $2,400 for acting as warrant agent for the registrant's warrants and $1,800 for acting as escrow agent.

      (2) This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including director and officer liability insurance premiums, as well as distribution and mailing costs.

Item 14. Indemnification of Directors and Officers.

      Our amended and restated certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

      Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

      "Section 145. Indemnification of officers, directors, employees and agents; insurance.

      (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

      (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

      (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

      (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

      (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

      (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

      (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

      (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

      (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      Paragraph B of Article Eighth of our amended and restated certificate of incorporation provides:

      "The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby."

      Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriter, and the Underwriter, has agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

      Item 15. Recent Sales of Unregistered Securities.

      (a) During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholders                                               Number of Shares
-------------------------------------------                ----------------

Argyle Joint Ventures                                           989,583

Argyle New Ventures, L.P.                                       989,583

Ron Chaimovski                                                  989,583

John J. Smith                                                   156,251

      Such shares were issued on June 23, 2005 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, wealthy individuals. The shares issued to the individuals and entities above were sold for an aggregate offering price of $25,000 or $0.008 per share. No underwriting discounts or commissions were paid with respect to such sales.

      On July 6, 2005, the aforementioned stockholders were issued warrants to purchase such additional number of shares as would maintain their respective percentage ownership in the event the underwriter's over-allotment option is exercised. The exercise price of these warrants is $0.008 per share.

Item 16. Exhibits and Financial Statement Schedules.

      (a) The following exhibits are filed as part of this Registration
Statement:

Exhibit No.                                                    Description
-----------       ----------------------------------------------------------------------------------------------------
1.1               Form of Underwriting Agreement
1.2               Form of Selected Dealers Agreement
3.1               Certificate of Incorporation
3.2               By-laws
4.1               Specimen Unit Certificate*
4.2               Specimen Common Stock Certificate*
4.3               Specimen Warrant Certificate*
4.4               Form of Warrant Agreement between American Stock Transfer & Trust Company and the Registrant
4.5               Form of Unit Purchase Option to be granted to the underwriter*
5.1               Opinion of Loeb & Loeb LLP*
10.1              Form of Letter Agreement among the Registrant, Rodman & Renshaw, LLC and Argyle Joint Ventures.
10.2              Form of Letter Agreement among the Registrant, Rodman & Renshaw, LLC and Argyle New Ventures L.P.
10.3              Form of Letter Agreement among the Registrant, Rodman & Renshaw, LLC and John J. Smith
10.4              Form of Letter Agreement among the Registrant, Rodman & Renshaw, LLC and Ron Chaimovski
10.5              Form of Letter Agreement among the Registrant, Rodman & Renshaw, LLC and Bob Marbut
10.6              Form of Investment Management Trust Agreement between American Stock Transfer & Trust Company and the
                  Registrant
10.7              Form of Stock Escrow Agreement between the Registrant, American Stock Transfer & Trust Company and the
                  existing stockholders
10.8              Promissory Note dated June 23, 2005 issued to Argyle New Ventures, L.P.
10.9              Promissory Note dated July 6, 2005 issued to Ron Chaimovski
10.10             Form of Registration Rights Agreement among the Registrant and the existing stockholders
10.11             Form of Warrant Purchase Agreement between the existing stockholders and Rodman & Renshaw, LLC
23.1              Consent of Goldstein Golub Kessler LLP
23.2              Consent of Loeb & Loeb LLP (included in Exhibit 5.1)*
24                Power of Attorney

*        To be filed by amendment

Item 17. Undertakings.

      (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (d) The undersigned registrant hereby undertakes that:

            (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

            (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on July 12, 2005.

                                    Argyle Security Acquisition Corporation


                                    By:  /s/ Bob Marbut
                                       -----------------------------------------
                                         Bob Marbut
                                         Chairman and Co-Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bob Marbut his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

      Signature                                       Title                               Date
    --------------               ----------------------------------------------      ---------------
/s/ Bob Marbut                   Chairman and Co-Chief Executive Officer
------------------               (principal financial and accounting officer)        July 12, 2005
Bob Marbut

/s/ Ron Chaimovski               Vice Chairman and Co-Chief Executive Officer
------------------               (principal executive officer)                       July 12, 2005
Ron Chaimovski

/s/ John J. Smith                Director
------------------                                                                   July 12, 2005
John J. Smith


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